Exhibit 10.8

July 7, 2015

VIA FEDEX OVERNIGHT

Ms. Denise Andresen

Legal Counsel

iRhythm Technologies, Inc.

2 Marriott Drive

Lincolnshire, IL 60069

RE:	Lease between Warland Investments Company and
iRhythm Technologies, Inc.
11085 Knott Avenue, Suite B, Cypress, CA

Dear Denise:

Enclosed for your file is one (1) fully executed original Lease document.

We wish to extend a warm welcome to iRhythm Technologies, Inc.!

Thank you,

Sincerely,

/s/ Susan Garey

Susan Garey

Senior Property Manager

Enclosure

Cc:	Ms. Nicole Payne, Warland Investments Company (retained original of enclosure)

Mr. Henry Stiepel, Garrett DeFrenza Stiepel Ryder LLP (sent electronically)

Mr. Brian DeRevere, CBRE (sent electronically)

WARLAND BUSINESS PARK LEASE

BETWEEN

WARLAND INVESTMENTS COMPANY,

a California limited partnership

(“LANDLORD”)

AND

IRHYTHM TECHNOLOGIES, INC.,

a Delaware corporation

(“TENANT”)

WARLAND BUSINESS PARK LEASE

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WARLAND BUSINESS PARK LEASE

TABLE OF CONTENTS

(continued)

EXHIBITS:

		First Mentioned in Section

“A”	DEPICTION OF PREMISES	2.1
“B”	DEPICTION OF PROJECT	2.1
“C”	PROJECT SIGN CRITERIA	8
“D”	PROJECT PARKING AREA	1.17
“E”	CONSTRUCTION AGREEMENT	2.1
“F”	PROJECT RULES AND REGULATIONS	7
“G”	TENANT INSURANCE REQUIREMENTS	15.1
“H”	INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS	15.2
“I”	FORM OF COMMENCEMENT DATE MEMORANDUM	3
“J”	FORM OF TENANT ESTOPPEL CERTIFICATE	30.7
“K”	INTENTIONALLY OMITTED
“L”	FORM OF ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT	28.5
“M”	TRANSFERS TO PERMITTED TRANSFEREES	18.7

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WARLAND BUSINESS PARK LEASE

1. BASIC LEASE TERMS

1.1	Reference Date:	April 20, 2015

1.2	Tenant:	IRHYTHM TECHNOLOGIES, INC., a Delaware corporation.

	Address for Notices (Section 23):	650 Townsend Street, Suite 380 San Francisco, CA 94103 Attn: Chief Financial Officer

1.3	Guarantor (Section 30.14):	N/A

1.4	Landlord:	WARLAND INVESTMENTS COMPANY, a California limited partnership

	Address for Notices (Section 23):	1299 Ocean Avenue, Suite 300 Santa Monica, California 90401

1.5	Tenant’s Use of Premises (Section 7):	General and administrative office uses, light assembly, distribution and storage uses incidental thereto.

1.6	Premises Street Address (Section 2):	11085 Knott Avenue, Suite “B”, Cypress, California 90630

1.7	Total Project Area (Section 2):	233,160 square feet

1.8	Premises Project Percentage (Section 2):	4.23%

1.9	Term Commencement Date (Section 3):	The later of (i) the earlier of (a) the date Tenant conducts business in the Premises for its business purposes or (b) August 1, 2015, or (ii) the date of Substantial Completion pursuant to the Construction Agreement (as defined below).

1.10	Length of Term (Section 3):	Sixty-two (62) calendar months (plus any partial month for any period between the Term Commencement Date and the first day of the next month if the Term Commencement Date is not the first day of a calendar month).

1.11	Approximate Square Footage of Premises (Section 2):	9,866 square feet

1.12	Base Monthly Rent (Section 4.1):

Nine Thousand Two Hundred Seventy-Four and 04/100 Dollars ($9,274.04).

Provided that Tenant is not then in Default (as hereinafter defined), fifty percent (50%) of the Base Monthly Rent shall abate for the second (2nd) through fifth (5th) full calendar months of the Lease Term (the “Abated Rent Period”). During the Abated Rent Period, Tenant shall pay Additional Rent for Common Area Charges and all other amounts due under this Lease.

1.13	Monthly Rent Adjustments (Section 4.2):	The Base Monthly Rent (as defined in Section 4.1) shall be increased on each annual anniversary of the Term Commencement Date (or if the Term Commencement Date is not the first day of a calendar month, then the first day of the first calendar month following the Term Commencement Date) by three percent (3.0%) calculated by multiplying the then payable Base Monthly Rent by 1.03.

1.14	Additional Rent for Common Area Charges (Section 4.3):

Expense Rate $0.32

Premises Area Square Feet: 9,866

Additional Rent for Common Area Charges: $3,157.12

Additional Rent for Common Area Charges shall be payable in monthly installments of $3,157.12 due on the first day of every month as Additional Rent, commencing on the Term Commencement Date, and subject to a five percent (5%) increase each January 1 during the Term by multiplying the Additional Rent for Common Area Charges then in effect by 1.05.

1.15	Prepaid Rent (Section 4.1):	$12,431.16 (payable upon Lease execution), which shall be in an amount equal to Base Monthly Rent and Additional Rent for Common Area Charges and which shall be applied to the first full calendar month of the Term for which Rent is due.

1.16	Total Security Deposit (Section 6):	$24,862.32 (payable upon Lease execution).

1.17	Parking (Section 10):	Two (2) non-reserved spaces located in front of the Premises and thirty-seven (37) non-reserved spaces located elsewhere in the Project as generally depicted on attached Exhibit “D”, for the specific purposes only set forth in Section 10 below. All parking shall be in common and unreserved.

1.18	Additional Sections:	Additional Sections of this Lease are contained in Addenda Sections 31-33, and made a part hereof.

1.19	Exhibits:	Exhibits “A” through “K” are attached hereto and made a part hereof.

2. PREMISES.

2.1 Landlord leases to Tenant the space described in Section 1.6 and on attached Exhibit “A” (the “Premises”) located in the “Warland Business Park” depicted on Exhibit “B” (the “Project”). Landlord reserves the right to modify the Premises Project Percentage as set forth in Section 1.8 if the actual Project size is increased or decreased. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do as set forth in the Construction Agreement attached as Exhibit “E” (the “Construction Agreement”). Notwithstanding the foregoing, the “Premises” shall not include any rights to use the roof of the building of which the Premises are a part (the “Building”).

2.2 Tenant and Tenant’s employees, suppliers, shippers, customers and business invitees and licensees, during the Term of this Lease shall have the nonexclusive right to use in common with other present and future tenants in the Project, and subject to the Rules and Regulations referred to below and to other reasonable rules and regulations which Landlord may promulgate from time to time, the following areas (the “Common Areas”) appurtenant to the Premises:

(a) The Project’s common entrances, accessways, and any passageways and serviceways;

(b) Common loading and unloading areas, trash areas, parking areas, and similar areas and facilities appurtenant to the Building; and

(c) The common roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the Project which are made available for the use or benefit of all Project tenants and their invitees and other visitors.

2.3 Landlord reserves the right from time to time without unreasonable interference with Tenant’s use;

(a) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building or the Project above the ceiling surfaces, below the floor surfaces, within the walls and any central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises;

(b) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(c) To temporarily close or designate for other uses any of the Common Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available;

(d) To designate other adjacent land outside the boundaries of the Building and other buildings or land within the Project to be a part of the Common Areas;

(e) To add additional improvements to the Common Areas or the Project;

(f) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and/or

(g) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in its sole discretion, deem to be appropriate.

3. TERM. The Term of this Lease is for the period set forth in Section 1.10 beginning on the Term Commencement Date (the “Term”). If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the date scheduled in the attached Construction Agreement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss, damage or liability resulting from such delay. However, provided such delay is not caused by a Tenant Delay (as hereinafter defined), Tenant shall not be responsible for payment of Rent (as defined below) until the Commencement Date. Provided further, however, if the Premises are not delivered within one-hundred eighty (180) days after the scheduled delivery date, then Landlord may cancel this Lease by delivering written notice thereof after that scheduled date, without prejudice to any rights either party may have against the other. To the extent Landlord’s inability to tender possession of the Premises to Tenant in accordance with (or earlier than) the date scheduled in the Construction Agreement is caused by (i) Tenant’s negligence or breach of this Lease, (ii) Tenant’s changes in space plans, working plans, engineered drawings or other plans or specifications, (iii) Tenant’s request for or use of materials, finishes or installations other than those readily available (in the amount of delay identified by Landlord at the time Tenant requests the same), (iv) Tenant’s failure to make any required payments to Landlord in a timely fashion, (v) Tenant’s failure to provide proof of insurance required under the Lease, and (vi) any other delays caused by Tenant, its agents, employees, representatives, and contractors that continues for more than one (1) day after notice thereof from Landlord (collectively, “Tenant Delays”), the Term Commencement Date shall be accelerated by the number of days of those Tenant Delays. Upon determination of the Term Commencement Date, Landlord shall prepare and deliver a Commencement Date Memorandum in substantially the form of attached Exhibit “I” and Tenant shall promptly countersign and return it to Landlord. For purposes of this Lease, a “Lease Year” shall consist of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Term Commencement Date or, if the Term Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Term Commencement Date. Each succeeding Lease Year shall commence on the annual anniversary of the first Lease Year. This Lease shall expire on the last day of the last calendar month referenced in Section 1.10.

4. RENT.

4.1 Base Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1.12 which shall be payable monthly in advance on the first day of each and every calendar month (“Base Monthly Rent”); provided, however, the first month’s rent is due and payable upon execution of this Lease, and shall be applied as set forth in Section 1.15.

4.2 Rent Adjustments. Base Monthly Rent shall be adjusted as set forth in Section 1.13.

4.3 Additional Rent for Common Area Charges. The purpose of this Section 4.3 is to ensure that Tenant bears a share of all expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, Tenant shall pay to Landlord an amount equal to the Additional Rent for Common Area Charges set forth in Section 1.14 (“Tenant’s Share”). Tenant’s Share of Common Area Charges shall be increased on January 1 of every Calendar year of the Term commencing on January 1 following the Term Commencement Date as also set forth in Section 1.14. The term “Common Area Charges” shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, taxes, assessments, and insurance of the Project, including without limitation, the following costs:

(a) Subject to Section 12.2, below, all supplies, materials, labor, tools, equipment, and utilities used in or related to the operation and maintenance of the Project. Landlord shall have the right, in Landlord’s sole and absolute discretion, to contract with any utility or non-utility provider or providers in any combination of the two to deliver electricity to the Project (collectively an “Electricity Delivery Contract”). Without limiting the foregoing, the terms and conditions of the Electricity Delivery Contract, including, without limitation, the sources of power, the price structure and the length of the term, shall be at Landlord’s sole and absolute discretion, and Tenant shall have no right to challenge any such terms and conditions;

(b) Subject to Section 12.2 below, all maintenance, management, janitorial (provided, however, Tenant is responsible, at Tenant’s sole cost, for janitorial within their Premises), legal, accounting, casualty (which may include, at Landlord’s sole and absolute discretion, boiler and machinery, EQSL, SL, earthquake and/or flood coverage), liability, and/or rental loss insurance to the extent obtained by Landlord, and service agreement costs related to the Project. Such costs shall include, without limitation, a management fee to be paid in monthly installments in an amount equal to three percent (3.0%) of all Rent (as defined below) due and owing for that month;

(c) Subject to Section 12.2 below, all maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, heating, ventilation, and air conditioning systems (including the cost of service contracts), periodic testing and inspection of the Premises fire sprinkler system (including the costs of service contracts), sidewalks, landscaping, service areas, driveways, parking areas, (including resurfacing and re-striping parking areas), walkways, building exteriors (including periodic painting), exterior glass cleaning, signs and directories, repairing and replacing roofs, walls, and any other structural components of the Project. These costs may be included either based on actual expenditures or the use of an accounting reserve based on the past cost experience and/or the projected costs for the operation of the Project.

(d) Subject to Section 12.2 below, capital improvements, tools, equipment, or structural repairs to the Project, including, without limitation, structural repairs incurred to reduce or limit Additional Rent for Common Area Charges or which are now or may hereafter be required by any statute, ordinance or regulation of any governmental or enforcement agency, or which are needed to operate the Project at the same or higher quality levels as prior to the improvement or repair. Landlord shall have the right to amortize such capital costs for the Building roof over a period not to exceed fifteen (15) years and all other capital costs over their manufacturer’s or industry standard useful life not to exceed ten (10) years and all such amortization shall be at an interest rate equal to Landlord’s actual cost of funds, or if Landlord expends its own funds, at the rate of ten percent (10%) per annum.

(e) Real property taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof (including tax rate increases or reassessment of the Project or any part thereof for any reason), any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof, any transfer of any interests comprising Landlord or any construction within the Project. “Real Property Taxes” shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by an authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, Whether such tax is (1) determined by the area of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any Real Property Taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

4.4 Rent. Base Monthly Rent, Tenant’s Share of Common Area Charges, and all other charges due from Tenant under this Lease are collectively referred to in this Lease as “Rent.”

4.5 Rent Without Offset and Late Charge. All Base Monthly Rent together with the monthly installment of Tenant’s Share of Common Area Charges shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1.4, or such other places as Landlord may designate in writing from time to time. All such Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the

United States of America. All such Rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Project. Therefore, if Rent or any other sum due from Tenant is not received on the date due, Tenant shall pay to Landlord an additional sum equal to eight percent (8%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the lesser of ten percent (10%) or the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of Two Hundred and 00/100 Dollars ($200.00). Notwithstanding anything to the contrary herein, before assessing a late charge or late interest the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

5. PREPAID RENT. Upon the execution of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall pay to Landlord the prepaid Rent set forth in Section 1.15. Such prepaid Rent shall be applied toward the Rent for the first full calendar month of the Term for which Rent is due. Landlord’s obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent without interest thereon.

6. SECURITY DEPOSIT. Upon execution of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall deposit the Security Deposit set forth in Section 1.16 with Landlord, as security for the performance by Tenant of all obligations on Tenant’s part to be performed under this Lease. If Tenant is in Default (as defined below), Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained or expenses incurred by Landlord resulting from Tenant’s default (including, without limitation, all rent due following Lease termination to the extent permitted by California Civil Code Section 1951.2). With regard to the foregoing, Tenant hereby waives the provisions of Civil Code section 1950.7. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall, within thirty (30) days thereafter, return the entire Security Deposit to Tenant, less any accrued Refit and any costs incurred to repair any damages to the Premises or otherwise cure any failure by Tenant to perform its obligations hereunder. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant’s Security Deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return the Security Deposit without any interest thereon. In no event shall Tenant be entitled to apply the Security Deposit to the last month’s Rent installment due and payable under the Lease.

7. USE OF THE PREMISES AND PROJECT FACILITIES.

7.1 Subject to the immediately following sentence, Tenant shall use the Premises solely for the purposes set forth in Section 1.5 and for no other purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion. However, if any request for a change in use requires a change in zoning, a conditional use permit or a variance, then Landlord shall have the right to withhold consent in Landlord’s sole, subjective and absolute discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as expressly set forth in the Construction Agreement or this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, subject to Section 2.3, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Subject to Section 7.2 below, Tenant shall promptly comply with all laws, ordinances, orders and regulations, now or hereinafter enacted, affecting its use of the Premises and the Project, including, without limitation, The Americans with Disabilities Act of 1990, and Title 24 of the California Code of Regulations and any amendments or successor statutes thereto (collectively, “Disabled Access Laws”), and the Project Rules and Regulations attached to this Lease as Exhibit “F” and to any modifications to such Rules and Regulations as Landlord may reasonably adopt from time to time (collectively, “Laws”). To the extent of any inconsistency between the terms and conditions of this Lease and the terms and conditions of such Project Rules and Regulations, the terms and conditions of this Lease shall control. Except with regard to construction of the Tenant Improvements pursuant to the Construction Agreement and the condition of the Premises existing as of the Reference Date, Landlord makes no representation or warranty as to the compliance of the Premises, the Building or the Project with Disabled Access Laws.

7.2 Except for Tenant Caused Compliance (as defined below) which shall be the sole obligation of Tenant, Landlord shall be responsible for construction and implementation of all present and future compliance of the Premises with Disabled Access Laws. Tenant shall be solely responsible, at Tenant’s sole cost, for compliance with Disabled Access Laws arising from or in connection with any of the following (collectively, “Tenant Caused Compliance”): (i) Tenant’s particular use of the Premises, (ii) to the extent triggered by any alterations or modifications to the Premises during the Term (other than the Tenant Improvements constructed by Landlord pursuant to the Construction Agreement), and (iii) to the extent necessitated by Tenant’s employment of persons requiring special disabled access assistance (e.g., specialized ramps or lifts). If Tenant fails to comply with Disabled Access Laws required as a result of Tenant Caused Compliance, Landlord may perform or require that Tenant perform such compliance work, and Tenant shall be responsible for reimbursing Landlord the cost of any such work.

7.3 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums for fire or casualty insurance carried by Landlord or by other tenants in the Project, or subject Landlord to a claim of damages or liability arising from hazardous or toxic waste or by-products thereof associated with or arising from Tenant’s use of the Premises or Project. Tenant shall comply with all rules, orders, regulations, and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section 7. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. If sound or vibration insulation is required to muffle noise produced by Tenant on the Premises, or ventilation and/or insulation is required to remove fumes generated by Tenant, Tenant at its own cost shall provide all necessary insulation and/or ventilation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises or the Project. Pets and/or animals of any type shall not be kept on the Premises. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, tinting material or security bars), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord’s prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. Any material violating these provisions may be removed and destroyed by Landlord without compensation to Tenant.

8. SIGNAGE. Tenant shall be permitted Building signage identifying Tenant, provided that the type, design, color, location, site configurations and materials of such signage shall (a) be approved by Landlord in writing, which approval may be withheld in its sole and absolute discretion, (b) be designed using Landlord’s preferred sign design company and be fabricated and installed by Landlord’s preferred signage contractor, and (c) comply with the Project signage rules and regulations attached hereto as Exhibit “C”, as may be modified by Landlord from time to time (the “Sign Criteria”). All signage shall be installed, maintained and repaired by Tenant, at Tenant’s sole cost and expense, and shall be manufactured, installed and maintained in strict conformance with the Sign Criteria and using Landlord’s approved contractor. Except as may be expressly permitted by the Construction Agreement or this Section, no exterior signage shall be erected by Tenant without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant shall pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage and to patch and repair the Building wall to Landlord’s satisfaction. Upon expiration or earlier termination of this Lease, the Building signage shall at Landlord’s election become the property of Landlord.

9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon any trade fixtures or other personal property in or about the Premises.

10. PARKING.

10.1 Parking Rights. During the Term and so long as Tenant is not in Default under this Lease, Tenant shall have the non-exclusive right (in common with other tenants of the Project and any others to whom Landlord has or may grant such rights) to use (i) the number of spaces set forth in Section 1.17 within the area located in front of the Premises only for executive and/or visitor parking only, and (ii) the number of spaces set forth in Section 1.17 for use only of Tenant’s customers, suppliers, employees, licensees and business invitees. Tenant’s parking shall not be reserved and shall be limited to passenger cars and/or pickup or utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project. Vehicles shall be parked only in striped parking spaces and not within the Premises, in driveways, loading areas or other locations not specifically designated for parking. Overnight parking and storage outside the Premises are prohibited. Subject to Section 2.3, Landlord reserves the right at any time to charge fees for such parking only if mandated by applicable Laws and to grant similar non-exclusive use to other tenants, to promulgate reasonable rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

10.2 Parking Violations. Any vehicle belonging to any partner, director, officer, shareholder, employee, visitor, customer, supplier, contractor, representative, agent, licensee or business invitee of Tenant (each, a “Tenant Party” and, collectively, the “Tenant Parties”) violating the foregoing parking restrictions or other parking regulations promulgated by Landlord shall be subject to removal at Tenant’s expense. If any Tenant Parties park more vehicles in the parking area than the number set forth in Section 1.17, such conduct shall be deemed a material breach of this Lease after the expiration of applicable notice and cure periods.

Any costs (including, without limitation, attorney’s fees) incurred by Landlord in connection with the enforcement of the provisions of this Section 10 against Tenant or against any Tenant Parties shall be reimbursed to Landlord by Tenant as additional Rent with the next installment of Base Monthly Rent.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility at Landlord’s sole cost. Tenant shall contract directly with the utility companies to provide such utilities, and for the maintenance of any utility lines, including, without limitation telephone equipment, cabling and/or wiring. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure, stoppage or interruption of electrical, water, or telecommunications services to the Premises (whether such failure affects HVAC, telephone and data services or otherwise), no eviction of Tenant shall result from such failure, stoppage or interruption, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease as a result thereof.

12. MAINTENANCE.

12.1 Landlord and Tenant Obligations. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall consist only of the foundations, bearing and exterior walls, subflooring (but excluding the slab), skylights and roof, (the unexposed electrical, plumbing and sewage systems located under the floor slab of the Premises, including those portions of the systems lying outside the Premises, electrical room doors, gutters and downspouts on the Building, the heating, ventilating and air conditioning system servicing the Premises, sidewalks and walkways, landscaping, parking areas and lighting, periodic exterior plate glass cleaning, and periodic inspections and testing of the Premises fire sprinkler system, and periodic exterior plate glass cleaning and, as determined necessary by Landlord, periodic repair and replacement of caulking and sealant; provided, however, the cost of all such maintenance shall be considered Common Area Charges. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, cleaning the Premises using a bonded janitorial company approved by Landlord in writing, maintaining and repairing all interior plumbing (including any hot water heaters and adjoining pipes), electrical systems servicing the Premises, all walls, floors (including the slab), ceilings, exterior doors servicing the Premises (including truck doors), signage, all interior improvements and fixtures, all Building Cable (as hereinafter defined) located in the Premises, all exterior plate glass and any damage caused by Tenant and any Tenant Parties. Without limiting the foregoing, Tenant shall promptly make all repairs to the Premises fire sprinkler system and any fire life safety systems within the Premises (including, without limitation, repair or replacement of the sprinkler heads, pipes,, fire alarm panels and systems, strobes and pull stations) including those repairs recommended by Landlord’s fire sprinkler inspector. Notwithstanding the foregoing, Tenant shall not be responsible for maintaining any systems except to the extent they are located within and exclusively serving the Premises. In the event Tenant fails to make any such recommended repairs within the time period required or recommended by the inspector, Landlord shall have the right, but not the obligation, to enter the Premises (either before or after regular business hours) to conduct such repairs, and the costs incurred by Landlord shall be paid by Tenant with the next installment of Base Monthly Rent. Tenant’s failure to make such repairs shall be a Default (as defined below) subject to the expiration of applicable notice and cure period. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in accordance with Section 25 of the Lease, except for damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. The term “Building Cable” is used in this Lease to refer to all Building telephone cable, fiber optic wiring and other communications cabling and wiring within the Building.

12.2 Tenant Specific Charges. Notwithstanding the provisions of Section 4.3, above, Common Area Charges shall not include the following (collectively, “Tenant Specific Charges”): (i) any repairs to or replacements of any portion of the heating and air-conditioning unit and lines servicing the Premises

(including, without limitation, the replacement of condensers and compressors) and/or any portion of the fire sprinkler system servicing the Premises where such repair and maintenance is beyond the maintenance generally set forth in the Project HVAC or fire sprinkler system maintenance service contracts, and (ii) the cost for Tenant requested service calls for HVAC repair, electrical, lighting and plumbing repairs, key duplication, and similar services. Tenant Specific Charges shall be separately invoiced to Tenant and shall be paid as additional Rent hereunder with the next installment of Base Monthly Rent. Notwithstanding the foregoing, in the event the cost of any single repair of a roof top HVAC unit (as determined by Landlord’s project HVAC contractor) exceeds 50% of the cost for the replacement of that HVAC unit, then Landlord shall, at Landlord’s sole cost, replace the HVAC unit.

13. ALTERATIONS.

13.1 Consent for Alterations. Subject to the immediate following sentence, Tenant shall not make any alterations to the Premises, or to any portion of the Project without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion. However, if the proposed alterations (i) affect or require modifications to the Building HVAC, plumbing, electrical, sewer and/or life fire safety systems, (ii) affect any structural components of the Building or the Building roof, and/or (iii) can be seen from the exterior of the Premises, then Landlord’s consent to such alterations may be withheld in Landlord’s sole, subjective and absolute discretion. If Landlord gives its consent to such alterations, Landlord may post notices of nonresponsibility and require Tenant to comply with other reasonable rules and regulations as Landlord may establish from time to time, including submission of plans and specifications for Landlord’s approval, the posting of performance and payment bonds, and reimbursement to Landlord for the cost of any engineering or consulting firms required by Landlord to review Tenant’s proposed plans and for an independent roofing consultant and any roofing contractor required by Landlord if said alterations involve roof penetrations or other work on the roof. In consideration for Landlord’s review of Tenant’s proposed plans and alterations, upon completion of construction, Landlord shall receive, as additional Rent, an amount equal to two percent (2%) of the total construction cost but in no event less than Three Hundred and 00/100 Dollars ($300.00) per alteration occurrence. Such fees, cost reimbursements and bonding requirements shall not apply to data cabling and electrical distribution. On the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost, remove all alterations to the Premises during the Term (excluding the Tenant Improvements constructed pursuant to the attached Construction Agreement), and restore the Premises to “broom clean” condition; provided, however, Landlord may elect to require Tenant to leave all or any portion of such alterations in the Premises.

13.2 Alteration Conditions. Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with Landlord’s preferred contractor or such other contractor as may be selected by Landlord in Landlord’s sole and absolute discretion, for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All permitted alterations performed by or through Tenant under this Section 13 shall comply with all laws, statutes, rules, regulations, ordinances, and orders, now and hereinafter in effect. Any valuations or cost analyses of any alterations which are to be submitted to any governmental authority or with the County must be approved by Landlord in its reasonable discretion. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’, materialmen’s, and other liens which may result from construction by or through Tenant. In the event any such lien is filed as a result of any work undertaken by or through Tenant and such lien is not removed within five (5) days after written demand by Landlord, Landlord shall have the right (but not the obligation) to satisfy the claim or post a release bond in the statutory amount, in which case any and all costs incurred by Landlord (including any attorneys’ fees) shall be reimbursed by Tenant to Landlord as additional Rent with the next installment of Base Monthly Rent.

13.3 Telephone and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises without Landlord’s prior written consent. Any telephone or data equipment installed by Tenant within the Premises or used by Tenant or any of its agents, employees and invitees within the Premises shall at all times comply with all applicable laws, codes, rules an91 regulations and shall not cause any interference with (1) any of the Building’s or the Project’s mechanical and electrical equipment and machinery, and any of the elevator, air ventilation and cooling, life-safety or other Building or Project systems, or (2) any Building or Project wireless system or telecommunications facilities (whether installed by Landlord or another tenant) in place as of the date of installation of such telephone or data equipment by Tenant. Tenant agrees to consult with Landlord in advance of any installation of any system or equipment under this section that may result in such interference at the earliest practicable state of consideration of such project. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent (affirmatively or through Tenant’s active or passive negligence) or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant’s access to the telephone closets within the Building shall be pursuant to procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises, Building or Project. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Premises at Tenant’s request shall be charged to Tenant plus a ten percent (10%) administrative fee, which amount shall be payable by Tenant to Landlord upon demand. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant hereby holds Landlord harmless and agrees to release Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises, the Building and the Project for any reason, including active or passive negligence of Landlord. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service.

14. RELEASE AND INDEMNITY.

14.1 Indemnification. From and after the date of Tenant’s initial entry into the Premises, Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and its Lenders, Landlord’s successors and assigns, constituent partners, members, trustees, beneficiaries, co-managing directors, agents, and employees (collectively, the “Indemnified Parties”) harmless against and from any and all claims, demands, actions, causes of actions, judgments, damages, liabilities, obligations, costs and expenses, including, without limitation, attorneys’ and consultants’ fees (individually, a “Claim” and collectively, “Claims”) (excluding any Claims based on Landlord’s gross negligence, willful misconduct or breach of this Lease that Landlord has not cured within a reasonable time after receipt of written notice from Tenant of such breach) arising from or in connection with (i) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises by Tenant, by any Tenant’s Parties (as defined in Section 14.2 below), by any other person permitted thereon, including, without limitation, any labor dispute involving Tenant and/or any failure by Tenant to comply with any laws, ordinances or regulations governing construction within the Premises or access to the Premises by disabled persons, (ii) any activity, work or thing done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Areas or the Project, (iii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, (iv) any injuries suffered by Tenant’s employees, or (v) any negligent (whether active or passive) or wrongful act or omission of Tenant, of any Tenant Parties, or of any other guest or invitee of Tenant in or about the Project. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against the Indemnified Parties or any of them by reason of any such Claim, Tenant upon notice from Landlord, shall defend the same at Tenant’s expense by competent counsel approved in writing by Landlord. Landlord need not have first paid any such claim in order to be so indemnified. Tenant’s obligations under this Section 14.1 shall survive the expiration or earlier termination of this Lease. “Lender” for all purposes under this Lease shall mean any lender having a secured interest in the Premises or in any portion thereof and any purchaser who purchases or otherwise acquires the Premises at any foreclosure sale, through deed in lieu of foreclosure or similar conveyance.

14.2 Waivers and Release. No Indemnified Party shall be liable to Tenant or its partners, members, directors, officers, shareholders, contractors, agents, employees, invitees, sublessees or licensees (collectively, “Tenant’s Parties”) for any loss or damage to any of Tenant’s Parties except to the extent caused solely by the gross negligence or intentional misconduct of the Landlord in the operation or maintenance of the Project or Landlord’s material breach of this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant hereby waives all its Claims in respect thereof against Landlord. Further, under no circumstances shall any Indemnified Party be liable for consequential damages arising out of any loss of the use of the Premises (including, without limitation, for lost profits or business opportunities) or any equipment, inventory, information, or facilities therein by Tenant or by any person claiming through or under Tenant. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

15. INSURANCE.

15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term the types of insurance meeting the requirements set forth on attached Exhibit “G”. Concurrently with its execution and delivery of this Lease and thereafter within five (5) business days following written demand therefor from Landlord, Tenant shall deliver certificates of such insurance or copies of the policies with all endorsements required hereunder together with evidence of payment of the current premiums therefor to Landlord. In the event Tenant fails to provide certificates evidencing renewal of each such policy at least thirty (30) days before expiration of the policy (as required pursuant to attached Exhibit “G”) or within five (5) business days after written request by Landlord, Landlord shall have the right, but not the obligation, to order such insurance and charge the cost thereof plus a ten (10%) administrative fee to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Failure of Landlord to demand such certificate or other evidence of full compliance with the insurance requirements contained in this Lease or failure of Landlord to identify a deficiency from evidence that is provided to Landlord shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease. Tenant’s failure to procure the required insurance shall not excuse Tenant from any obligations hereunder and shall subject Tenant to contractual damages.

Without limiting the obligations of Tenant set forth in this Section 15.1, Tenant agrees (A) to provide Landlord with written notice of any cancellation of the foregoing insurance within ten (10) days following receipt of the cancellation notice from Tenant’s insurance carrier, and (B) if at any time available from Tenant’s liability insurance carrier, Tenant shall, at Tenant’s cost, obtain an endorsement to such policy requiring notification by the carrier to Landlord of cancellation of insurance which shall be given at least ten (10) days in advance of the cancellation.

15.2 Independent Contractors’ Insurance. Without limiting the foregoing, any contractor (including, without limitation, the janitorial contractor) or any other third party engaged by or through Tenant to perform any alterations, maintenance, repairs, or other services within the Premises or elsewhere within the Building or Project (including, without limitation, within any telephone or electrical rooms) shall deliver to Landlord evidence of liability insurance meeting the requirements set forth on attached Exhibit “H” or shall otherwise satisfy Landlord as to such contractor’s financial capability as determined by Landlord in Landlord’s sole subjective discretion.

15.3 Waiver of Subrogation Rights. Each policy of property insurance obtained by Tenant shall expressly waive all rights of subrogation against Landlord, Tenant and their respective officers, directors, general partners, employees, agents and representatives or shall contain the ISO endorsement CG 2404 (subrogation waiver). Notwithstanding anything to the contrary in this Lease, Landlord and Tenant waive any rights of recovery (whether in contract or in tort) against the other for injury or loss due to hazards covered by policies of property insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby. All casualty insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person on the Premises and elsewhere on the Project and to Tenant’s fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under the insurance policies required to be carried by Tenant and in force at the time of such damage. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease with regard to property casualty risks required to be insured hereunder shall be subject to the waiver contained in this Section.

15.4 Landlord’s Insurance. During the Term, Landlord shall insure the Project (in addition to, and not in lieu of any insurance which Tenant is obligated to maintain) against damage with all risk insurance and public liability insurance, and any other coverages Landlord or its Lender determines to be appropriate, all in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or its Lender may determine advisable. Such insurance may be procured through a policy of blanket insurance. The allocated costs of such insurance shall be borne by Tenant pursuant to Section 4.3. Tenant shall not be named as an additional insured therein. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided under this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

15.5 Tenant’s Covenants. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or which shall invalidate the insurance policies carried by Tenant or Landlord. If Tenant’s use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements, if any, showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises. If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies for a Tenant default provided for in this Lease.

16. DESTRUCTION.

16.1 Extent of Damage. If the Building, the Premises, or the Project is damaged by fire or other perils, Landlord shall:

(a) Within thirty (30) days after Landlord has been notified of the occurrence of any damage to the Premises that substantially interferes with Tenant’s use or occupancy of the Premises, Landlord shall promptly provide Tenant with an estimate in Landlord’s reasonable discretion of the time to repair such damages (the “Repair Estimate”), If Landlord fails to deliver the Repair Estimate to Tenant within the foregoing thirty day (30)-day period, the Repair Estimate shall be deemed to be less than one hundred twenty (120) days. Provided the Repair Estimate is (or is deemed to be) less than one hundred twenty (120) days, then, upon Landlord’s receipt from Tenant of any insurance deductible applicable to such damage if the damage was caused by the acts or omissions of Tenant or any Tenant Parties (an “Insurance Deductible”), Landlord shall promptly commence and diligently pursue to completion repair of such damage. Tenant shall deliver any such Insurance Deductible to Landlord within fifteen (15) business days following delivery of the Repair Estimate. Receipt of any such Insurance Deductible (if any is required) by Landlord shall be a condition precedent for Landlord’s benefit to commence construction. Delay in delivery of any such Insurance Deductible shall, at Landlord’s election, be Tenant Delay. If, however, the Repair Estimate is more than the preceding one hundred twenty (120) days, then either Tenant or Landlord may terminate this Lease by delivering written notice to the other within ten (10) business days following the date of such determination (the “Termination Election Date”). If neither Landlord nor Tenant timely elects to terminate this Lease by the Termination Election Date, Landlord shall repair such damage, subject to the remaining provisions of this Section 16. Either party’s failure to deliver such written election to the other party by the Termination Election Date shall be deemed to be a determination by the party not giving notice to keep the Lease in effect. If Tenant or Landlord elect to terminate this Lease pursuant to this Section, then the Lease shall terminate as of the date of the casualty, provided, however, that, to the extent Tenant continues to occupy any portion of the Premises for any purpose before such termination date, the rent shall be reduced to reflect the percentage of the Premises that Tenant is occupying. Time is of the essence in such election.

(b) If Landlord is obligated to restore any damage as set forth, above, and such restoration is not substantially completed within the above one hundred twenty (120) days (or such date as set forth in the Repair Estimate, as applicable) after the date of such damage or destruction or such later period of time as set forth in the Repair Estimate (provided that such restoration period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay and/or any Tenant Delay) (the “Estimated Completion Date”), Tenant shall have the right, at any time after the Estimated Completion Date to deliver to Landlord and any Lender written notice that Tenant intends to terminate this Lease if the repair or restoration is not substantially completed within thirty (30) days thereafter. If the restoration of the damage is not substantially completed within such additional thirty (30) day period (which additional period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay or Tenant Delay), this Lease shall terminate. Tenant’s termination right under this Section 16.1(ii) shall be Tenant’s sole and exclusive remedy for Landlord’s failure to complete restoration of the Premises as required under this Lease, and Tenant waives rights to any other remedies, damages, or compensation, including, without limitation, to consequential damages. “Force Majeure Delays” shall mean any delays due to strikes, lockouts, or other labor disturbance, civil disturbance, riot, sabotage, blockage, embargo, inability to secure materials, supplies, or labor through ordinary sources by reason of regulation or order of any government or regulatory body after commercially reasonable efforts to obtain same, delays in the procurement of required governmental permits and/or licenses after commercially reasonable efforts to obtain same, reasonably unanticipated delays caused by third party legal or administrative claims or challenges, reasonably unanticipated delays caused by lightning, rain, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar cause outside of Landlord’s reasonable control.

16.2 Lease Termination. Upon any termination of this Lease under any of the provisions of this Section 16, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for liabilities which have previously arisen, including any Rent that is then unpaid.

16.3 Rent Abatement. In the event of repair, reconstruction or restoration by Landlord as provided in this Section 16, the Rent payable under this Lease shall only be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages (consequential or otherwise) for (i) loss in the use of the whole or any part of the Premises, or (ii) any inconvenience or annoyance occasioned by such damaged, repair, reconstruction or restoration.

16.4 Release of Obligations. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 16.

16.5 Extent of Repair. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to repair or restore only those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant. Under no circumstances shall Landlord be required to repair or replace any of Tenant’s furniture, fixtures, equipment or inventory.

16.6 Damage Toward End of Term. Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 16 occurs during the last six (6) months of the Term.

16.7 Civil Code Waivers. The provisions of Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant, and the provisions of this Lease shall govern in case of such destruction. Except as herein provided, Tenant shall not be released frond any of its obligations under this Lease, the Rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Premises, the Building or the Project or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decorations, additions, or improvements to the Premises, Building, or Project.

17. CONDEMNATION.

17.1 Definitions. The following definitions shall apply: (1) “Condemnation” means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) “Date of Taking” means the date the condemnor has the right to possession of the property being condemned; (3) “Award” means all compensation, sums or anything of value awarded paid or received on a total or partial condemnation; and (4) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

17.2 Obligations to be Governed by Lease. If during the Term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure section 1265.130 and any amendments or successor statutes thereto allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

17.3 Permanent, Total or Partial Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises as determined by Tenant in Tenant’s good faith business judgment. If Tenant elects to terminate this Lease, Tenant shall notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

17.4 Temporary Taking. If the Condemnation (either or part or of all of the Premises) is temporary in nature, then (i) this Lease shall continue in full force and (ii) Rent shall abate only based on the extent to which Tenant’s ability to use the Premises has been diminished. For purposes of this Section 17.4, a temporary Condemnation shall be any Condemnation in effect for a period of two hundred seventy (270) days or less.

17.5 Retention of Award and Obligation to Restore. Any Award shall be the sole property of Landlord, whether such award is made as compensation for diminution in the value of the leasehold or the taking of the fee, or as severance damages; provided Tenant shall be entitled to that portion of the Award for loss or damage to Tenant’s trade fixtures and removable personal property and Tenant’s relocation costs, If this Lease if not terminated as a result of the Condemnation as set forth above, Landlord shall repair any damage to the Premises caused by the Condemnation (except to the extent Tenant has been reimbursed therefor by the Condemnor).

18. ASSIGNMENT OR SUBLEASE.

18.1 General Restrictions. Tenant may not assign, transfer, hypothecate, mortgage, encumber, by operation of law or otherwise, this Lease, or any interest herein or hereto, nor sublet the Premises, or any part thereof, nor grant any license or right of use or occupancy with respect to the Premises or any portion thereof (each, a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord’s consent may be given or withheld in accordance with the standards set forth in this Section 18, which the parties agree are reasonable restrictions and conditions pursuant to California Civil Code section 1995.250. Any Transfer without Landlord’s written consent shall be voidable and, at Landlord’s election, shall constitute a Default after the expiration of applicable notice and cure periods. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed transferee or entitle Tenant to terminate this Lease or to any abatement of rent. In this connection, Tenant hereby expressly waives its rights under California Civil Code Section 1995.310(b). Notwithstanding anything to the contrary, Tenant shall not be permitted to have more than one (1) sublease of the Premises at any one time.

18.2 Requests for Consent. In connection with any proposed Transfer, at least sixty (60) days before the effective date of the Transfer, Tenant shall provide Landlord with written notice of Tenant’s intent to Transfer (“Tenant’s Notice”) and shall furnish (i) the name and identity of the proposed transferee (“Transferee”); (ii) such financial and related information respecting the Transferee as Landlord shall reasonably request; (iii) such business history and experience information as Landlord shall reasonably request; (iv) all terms and conditions of the proposed Transfer, including a copy of the proposed Transfer documents, (v) a bank reference, (vi) the name and description of business experience of the individuals and entities who are the owners of the equity interests in the proposed Transferee, and (vii) if a guarantee is to be provided, it shall be in a form and substance satisfactory to Landlord’s legal counsel and its shall be accompanied by financial statements (prepared in accordance with generally accepted accounting principles) for the two most recently completed fiscal years of the proposed guarantor(s) of the proposed Transferee’s obligations as to “Tenant” hereunder. Whether or not Landlord refuses to consent to such Transfer or consents to such Transfer, this Lease shall remain in full force and effect in accordance with it terms.

18.3 Miscellaneous. Notwithstanding any other provision of this Section 18 to the contrary, in connection with any proposed Transfer, (i) Tenant shall pay to Landlord all expenses, including reasonable attorneys’ fees and accountant fees; (ii) Tenant shall pay Landlord’s processing and investigation fees and costs in connection with such Transfer, which shall be the greater of Five Hundred and 00/100 Dollars ($500.00) or Landlord’s actual costs per Transfer, (iii) Tenant and its Transferee shall, within ten (10) days after notice to do so, execute and deliver to Landlord such documents, and take such further action, as Landlord may reasonably require to effect such Transfer or to protect Landlord’s rights, (iv) the acceptance by Landlord of Rent from any other person other than Tenant shall not be deemed a consent to any Transfer, (v) the consent to any particular Transfer shall not be deemed a consent to any other Transfer, and (vi) the consent to any Transfer (or the consummation of any such Transfer) shall not in any way relieve Tenant of any of its primary obligations and liabilities under this Lease, whether arising before or after such consent. If any default arises under this Lease, Landlord may proceed directly against Tenant without first exhausting any remedies for that default which Landlord may have against the Transferee. No consent to a Transfer shall constitute a future waiver of the provisions of this Section 18.

18.4 Fees and Net Rent Payments. If Landlord consents to any Transfer, Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of all net profits or other consideration received by Tenant promptly after its receipt (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the transferee to pay such sums and other consideration directly to Landlord). As used in this Section 18.4, “net sums or other consideration” shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer, including commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer, reasonable legal costs, rent concessions to the Transferee, and lease takeover costs. If this Lease is assigned or if the Premises or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent due hereunder, but no such assignment, underletting, subleasing, occupancy or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as tenant (except as expressly set forth in this Section 18) or as a release of Tenant from the further performance by Tenant of the covenants on the part of the Tenant to be performed as herein contained. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or the consent to a Transfer of the Premises.

18.5 Conditions to a Transfer. Landlord shall not unreasonably withhold its consent to a proposed Transfer. However, in exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision; provided, however, Landlord’s consent shall be deemed to be reasonably withheld if the proposed Transfer does not satisfy all of the following conditions:

(a) The Transfer shall be on the same terms and conditions set forth in Tenant’s Notice given to Landlord;

(b) The Transferee shall covenant not to take possession of any of the Premises until an original of the duly executed counterpart of the Transfer documentation (signed by authorized signatories of both Tenant and Transferee) has been delivered to Landlord;

(c) The Transferee shall not have the right to further assign or sublet, except in accordance with this Section 18;

(d) Any proposed subletting will not result in more than two subleases of portions of the Premises being in effect at any one time during the Term;

(e) Other than for a proposed sublease of this Lease of the Premises, the Base Monthly Rent shall be at or higher than the Base Monthly Rent then being agreed upon by Landlord on new leases in the Project for comparable size space for comparable terms, and Tenant shall not grant greater concessions to the Transferee than are then being offered by Landlord to new tenants leasing a comparable amount of space for a comparable amount of time;

(f) The proposed Transferee shall not be an existing tenant of the Project or of any other buildings owned by Landlord or by any entities affiliated with Landlord nor have been negotiating with Landlord or with any entities affiliated with Landlord during the six (6) months preceding the date of Tenant’s request for consent for any space within the Project or within any other buildings owned by Landlord or by any entities affiliated with Landlord;

(g) No Transferee shall be a governmental entity or agency;

(h) The portion of the Premises to be sublet or assigned shall be regular in shape with appropriate means of ingress and egress;

(i) The proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease;

(j) The proposed use of the Premises by the Transferee is compatible with and is within the quality and nature of the other uses in the Building.

(k) The proposed Transfer will not result in more people working at or visiting the Premises than the number of people who worked at or visited the Premises at the time when Tenant was the sole occupant of the Premises such that, following the Transfer, the number of parking spaces allocated to Tenant shall be sufficient for the use of the Premises;

(l) The Transferee has the financial capability to fulfill the obligations imposed by the Transfer;

(m) The proposed use of the Premises by the proposed Transferee does not violate an “exclusive” granted by Landlord to another tenant or any other rights granted by Landlord to other tenants of the Building or Project;

(n) The Transferee is not a real estate developer or portfolio landlord and/or is not acting directly or indirectly on behalf of a real estate developer or a landlord;

(o) The Transferee’s bank or other financial references support in full the financial statements delivered to Landlord on behalf of the Transferee;

(p) The Transferee demonstrates, in Landlord’s good faith business judgment, that it is able to perform the obligations on Transferee’s part to be performed under the Lease;

(q) The Transferee’s business reputation, character, and history and nature of the Transferee’s business shall be satisfactory in Landlord’s good faith business judgment;

(r) The Transferee shall not have been involved in any civil, criminal or administrative litigation, investigations or proceedings with its prior landlord or landlords or is otherwise involved in any civil, criminal or administrative litigation, investigations or proceedings which is unsatisfactory in the reasonable opinion of Landlord;

(s) No default or breach by Tenant shall exist pursuant to this Lease nor shall any non-payment or non-performance by Tenant exist under this Lease, which, with the passage of time or the giving of notice or both, would constitute a Default under this Lease.

(t) The proposed use of any proposed Transferee shall not involve, in Landlord’s reasonable opinion, in the generation, storage, use and/or disposal of Hazardous Materials in greater quantities, frequency and/or toxicity than the use of the current Tenant under this Lease; and

(u) The proposed use of any proposed Transferee shall not result, in Landlord’s reasonable opinion, in an increase in the volume and/or frequency of product distribution.

For any Transfer, Landlord may, in its sole and absolute discretion, require additional amounts be added to the Security Deposit, or if there is no Security Deposit, Landlord may require a Security Deposit.

18.6 Deemed Transfers. The occurrence of any of the following shall be deemed a Transfer under this Lease, and shall, at the election of Landlord, constitute a material default under this Lease:

(a) If Tenant is a corporation, a transfer, on a cumulative basis, of twenty-five percent (25%) of the voting control of Tenant (unless Tenant is a corporation which is an issuer of security registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934);

(b) If Tenant is a partnership or a limited liability company, a transfer, on a cumulative basis, of twenty-five percent (25%) or more of the interests in the profits and losses of Tenant, or the withdrawal, voluntary or involuntary or by operation of law as applicable, of any general partner or member, or the dissolution of the partnership or limited liability company;

(c) If Tenant is a corporation, partnership or limited liability company, a sale, encumbrance or other transfer of fifty percent (50%) or more of its assets in the aggregate, in one or more transactions, shall also be a Transfer under this Lease and in addition shall be void as to Landlord without Landlord’s prior written consent;

(d) If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a Transfer; or

(e) Any of the following acts (each, an “Act of Insolvency”): (i) if Tenant becomes a bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceeds under the Bankruptcy Act in which Tenant is a bankrupt; or, if Tenant is a partnership, or limited liability company or consists of more than one person or entity, if any partner of the partnership, member of the limited liability company or such other person or entity becomes a bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (ii) if a writ of attachment or execution is levied on this Lease; or (iii) if in any proceeding to which Tenant is party, a receiver is appointed with the authority to take possession of the Premises.

The occurrence of any of the transactions or events in subparagraphs (a) through (e), above, or the violation by Tenant of Sections 18.1 and/or 18.2, above, shall give Landlord the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then Base Monthly Rent.

18.7 Notwithstanding any contrary provision of this Section 18, Landlord’s consent to any Transfer of this Lease or the Premises shall not be required for any “Permitted Transfer” to a “Tenant Affiliate” pursuant to attached Exhibit “M”; provided, however, notwithstanding any Permitted Transfer:

(i)	Tenant shall at all times continue to remain directly and primarily liable under this Lease;

(ii)	at least thirty (30) days before any such proposed Permitted Transfer, Tenant shall provide Landlord with written notice of the proposed Permitted Transfer together with reasonable supporting documentation substantiating that the proposed Permitted Transfer qualifies as a Permitted Transfer pursuant to Exhibit “M”;

(iii)	no such assignment or subletting otherwise permitted by this Section 18.7 and Exhibit “M” may be made by Tenant to an assignee or sublessee that is then insolvent or then involved in a bankruptcy proceeding;

(iv)	The proposed use of any proposed use of any Permitted Transferee shall not involve, in Landlord’s reasonable opinion, in the generation, storage, use or disposal of Hazardous Materials in greater quantities, frequency and/or toxicity than the use of the current Tenant under this Lease; and

(v)	The proposed use of any proposed Permitted Transferee shall not result, in Landlord’s reasonable opinion, in an increase in the volume or frequency of product distribution.

18.8 Recapture Option. Landlord has the right (the “Recapture Option”), at its option, in the case of a proposed assignment of this Lease or a subletting of substantially all of the Premises, to terminate the Lease in its entirety. The Recapture Option shall be exercisable, if at all, by delivery of written notice thereof from Landlord to Tenant within thirty (30) days of Landlord’s receipt of Tenant’s notice. If Landlord fails to exercise the Recapture Option within such period with respect to a proposed Transfer, Tenant may thereafter assign or sublet the Lease on the same terms as those stated in Tenant’s Notice with the prior written consent of Landlord, which consent, subject to compliance with the remainder all other provisions of this Section 18, shall not be unreasonably withheld; provided, however, Landlord’s failure to exercise the Recapture Option within such period with respect to a proposed subleasing of all or any portion of the Premises shall not be deemed a consent to the proposed Transfer.

18.9 Parking Rights Transfer Restriction. Notwithstanding the foregoing, under no circumstances shall Tenant have the right to transfer any parking rights separate and apart from this Lease or, with respect to any sublease, in an amount in excess of the amount, calculated on a square footage basis for such subleased space, allocated for such subleased space. Landlord shall have the right to withhold its consent to any such transfer of parking rights in Landlord’s sole and absolute discretion. Tenant acknowledges that the right to parking is in itself a unique right under this Lease, and that the foregoing restriction on Tenant’s right to transfer such parking rights is reasonable.

18.10 Signage Transfers. Unless Landlord otherwise expressly consents, which consent may be withheld in Landlord’s reasonable discretion, no Transfer other than a full assignment or sublease of at least fifty percent (50%) of the Premises shall include the signage rights under this Lease; provided, however, under no circumstances shall any such assignment expand the signage rights under this Lease (including the creation of any rights to multiple signage), and any signage rights under Lease shall not be assigned to more than a single entity.

18.11 Sign and Banner Prohibitions. Under no circumstances shall Tenant or any broker or agent representing Tenant place any signs, banners or other advertising or notices anywhere on the Premises promoting or advertising the availability of any space in the Building.

19. DEFAULT. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (a “Default”):

(i) Abandonment of the Premises by Tenant. Notwithstanding the provisions of Civil Code Section 1951.3, “abandonment” means any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease;

(ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions;

(iii) The failure by Tenant to observe or perform according to the provisions of Sections 15, 22, 30.7, 30.8 and 30.9 where such failure continues for more than three (3) business days after notice from Landlord;

(iv) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i), (ii) or (iii) of this Section 19, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant’s default is such that it is reasonably capable of being cured but more than ten (10) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the ten (10)-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord. The foregoing shall not however limit Landlord’s rights to perform Tenant’s obligations and charge Tenant for the costs thereof pursuant to Section 20.3, below;

(v) An Act of Insolvency that is not discharged within thirty (30) days; and/or

(vi) If the performance of Tenant’s obligations under this Lease is guaranteed: (A) the death of a guarantor, (B) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (C) a guarantor becoming insolvent or the subject of a bankruptcy filing, or (D) a guarantor’s refusal to honor the guaranty.

20. LANDLORD’S REMEDIES. Landlord shall have the following remedies if Tenant is in Default, which remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law:

20.1 Termination Rights. Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Landlord shall terminate this Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take full possession thereof, in which event Landlord shall also have the right to recover from Tenant (i) the worth at the time of award made on account of the default resulting in such termination, together with interest thereon at the maximum lawful interest rate per annum, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of award, together with interest thereon at the maximum lawful interest rate per annum, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, (iii) the worth at the time of award, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%), of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for all detriment proximately caused by such Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant and any other costs necessary or appropriate to relet the Premises.

20.2 Right to Maintain Lease in Effect. Alternatively, Landlord has the remedy described in California Civil Code Section 1951.4, which provides that the Landlord may continue this Lease in full force and effect after Tenant’s breach and abandonment and enforce any of its other rights and remedies hereunder, including, without limitation, the right to recover all of the Rent as it becomes due under this Lease. However, any acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its right, title and interest in and to the Premises or any portion thereof or this Lease shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease.

20.3 Landlord Self-Help. Without limiting Landlord’s rights and remedies set forth herein, if Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease within five (5) business days, after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including but not limited to the performance of required maintenance, repairs and/or replacements, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord plus a ten percent (10%) administrative fee shall be due and payable as additional rent by Tenant to Landlord upon invoice therefor.

20.4 Partial Payments. Acceptance of partial Rent payments shall not constitute a waiver of any of Landlord’s rights available under this Lease at law or in equity, including, without limitation, the right to recover possession of the Premises as set forth above.

21. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times with twenty-four (24) hours’ notice to Tenant for any of the following non-emergency purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post “for sale” signs at any time during the Term; (d) To show the Premises to prospective brokers, agents, buyers, lenders, tenants or persons interested in an exchange at any time during the Term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 21. Landlord shall conduct his activities on the Premises as provided herein in a manner that is reasonable and will cause the least inconvenience, annoyance or disturbance to Tenant. If Tenant re-keys the doors in or to the Premises using anyone other than Landlord’s locksmith, Tenant shall pay for the cost to re-key using Landlord’s locksmith. Landlord shall at all times have and retain four (4) sets of keys with which to unlock all doors in or to the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion. To the extent any approval is given, Tenant shall in any event use Landlord’s approved locksmith. All locks shall be keyed to Landlord’s master keying system for the Project.

22. SUBORDINATION AND ATTORNMENT. Unless Landlord or any beneficiary or mortgagee with a lien on the Project or any ground lessor with respect to the Project elects otherwise as provided below, this Lease shall be subject and subordinate at all times to the following without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination:

22.1 The lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Project, any ground lease, or Landlord’s interest or estate in any of those items, is encumbered; and

22.2 All ground leases which may now exist or hereafter be executed affecting the Project.

Landlord, any such beneficiary or mortgagee, or any such ground lessor, shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions or ground lease. Any election under this Section 22 may be made by giving notice thereof to Tenant at least thirty (30) days before the election is to become effective. If any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure, conveyance or ground lease termination. Tenant shall execute and deliver, upon demand by Landlord and in the form and content required by a Lender or as otherwise reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Section 22. Tenant shall sign and return any such documents within ten (10) days after written request. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

23. NOTICE. Any notice, consent, or approval required or permitted to be given under this Lease must be in writing and may be given by personal delivery, by Federal Express or other nationally recognized courier service or by certified mail, and shall be deemed sufficiently given when actually received by the intended party, whether personally delivered or mailed by certified mail, if to Tenant at the address designated in Section 1.2, and if to Landlord at the addresses designated in Section 1.2. Either party may specify a different address for notice purposes by written notice to the other. Notwithstanding anything to the contrary, notices given by email or facsimile transmission shall not be deemed sufficiently given.

24. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the Premises and accomplish termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25. SURRENDER OF PREMISES; HOLDING OVER.

25.1 Lease Surrender. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises in the condition required by this Section 25. Unless Landlord, in Landlord’s sole and absolute discretion, elects otherwise, upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost using Landlord’s approved contractor, remove all alterations to the Premises constructed during the Term, and restore the Premises to the condition existing before construction thereof, leaving the Premises in good condition and broom clean, subject only to ordinary wear and tear, casualty, condemnation and repairs that are not Tenant’s responsibility under this Lease. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Additionally, upon the expiration or earlier termination of this Lease, Tenant shall pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage. Further, upon Lease expiration or earlier termination, Tenant shall remove all personal property from the Premises. Landlord can elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property. Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s sole option and at Tenant’s sole cost and expense, either (i) remove all Building Cable installed by Tenant existing within the Premises and within the common ducts and shafts of the Building, using all necessary care in removing such Building Cable in order to avoid any damage to the Building, or (ii) not remove all or any portion of the Building Cable, provided that Tenant shall leave any such Building Cable clearly labeled and in good working order with all connections intact.

25.2 Holdover. If Tenant, with Landlord’s written consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall, at Landlord’s election, be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to Term and Rent, shall apply to the month-to-month tenancy, except Tenant shall pay

Base Monthly Rent in an amount equal to one hundred fifty percent (150%) of Base Monthly Rent for the last full calendar month during the regular Term plus one hundred percent (100%) of Tenant’s Share o1 Common Area Charges.

26. LANDLORD DEFAULT/LIMITATION OF LIABILITY AND TIME. If Landlord fails to perform any obligations on its part to be performed under this Lease, no Landlord default shall arise unless and until Landlord fails to cure such default within thirty (30) days following actual receipt of written notice setting forth in detail the alleged default (provided, however, if such default cannot reasonably be cured within such 30-day period, Landlord shall not be in default if Landlord commences such cure as soon as reasonably possible and diligently prosecutes it to completion). In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or injunctive relief. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns further agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Project; (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord; (e) no writ of execution will ever be levied against the assets of any partner of Landlord; (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, co-managing directors, or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers, members, co-managing directors, or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed, shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right.

27. RELOCATION. Intentionally deleted.

28. HAZARDOUS MATERIALS AND INDOOR AIR QUALITY. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Material (as defined below) on the Premises:

28.1 General Restrictions and Indemnification. Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or transported to or from the Premises by Tenant, its agents, employees, contractors or invitees (for purposes of this Section 28, “Tenant”), without the prior written consent of Landlord which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary for Tenant’s business, will be used, stored and transported only in incidental quantities, and will be used, kept, stored and transported in a manner that complies with all Laws pertaining to any such Hazardous Material. Without limiting the foregoing, Tenant shall not use or store any chlorinated solvents in connection with its business operations, except that Tenant shall be permitted to store within the Premises one prepackaged container of such solvents containing no more than sixty four (64) ounces of chlorinated solvents to be used in in the operation of its business provided such solvents are maintained in such packages and are used, stored and disposed in compliance with applicable Laws. If Tenant breaches the obligations stated in the preceding sentences, or if the presence, transportation or release of Hazardous Material on, to or from the Premises caused or permitted by or through Tenant (whether affirmatively or through Tenant’s active or passive negligence) results in contamination or alleged contamination of the Premises or any surrounding property, or if contamination of the Premises or any surrounding property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Indemnified Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present or alleged tope present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence or alleged presence, release or transportation of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or surrounding property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or surrounding property to the condition existing prior to the introduction of any such Hazardous Material to the Premises or surrounding Property; provided that (i) Landlord’s approval of the proposed remedial actions shall first be obtained, which approval may be given or withheld in Landlord’s sole, subjective but good faith discretion; and (ii) such actions are calculated to cause the least amount of inconvenience to other Tenants. The provisions of this Section 28.1 shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord hereby consents to Tenant’s use, in compliance with Applicable Law, of normal quantities of office and cleaning supplies and the materials described in the Environmental Questionnaire.

28.2 Assignment Restrictions. Notwithstanding anything in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, sublease or transfer of the Premises or this Lease if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, disposal or transportation of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to any enforcement order issued by any governmental authority in connection with the use, disposal, transportation or storage of a Hazardous Material.

28.3 Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “infectious agents,” “biohazardous materials,” “biohazardous wastes,” “chemical materials,” “chemical wastes,” “radioactive materials,” or “radioactive wastes,” now or subsequently regulated under any applicable federal, state or local laws, ordinances or regulations, including without limitation, petroleum-based products and materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, petroleum (or fractions thereof), PCB’s and similar compounds, sharp waste, medical wastes, microbial pathogens, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health or safety of persons.

28.4 Building System Contaminants. Without limiting the foregoing provisions of this Section 28, to prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an “Occupant”), Tenant shall, at Tenant’s sole cost and expense, at all times during the Term use commercially reasonable efforts to (i)

maintain the humidity level and the air exchange rate within the Premises at a level recommended to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, and (ii) maintain, operate and repair the Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and (iii) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. Notwithstanding anything to the contrary in this Lease, under no circumstances shall Tenant have the right to install wall covering within the interior walls of the Premises. Tenant shall immediately advise Landlord if Tenant observes any condition in the Premises giving rise to a reasonable suspicion of the presence of any Contaminants, and, in any event, if any governmental entity or any Occupant alleges that its health, safety or welfare has or could be adversely affected by any such Contaminants. Landlord may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Tenant to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Premises. Tenant shall be responsible for all such testing costs and for any consequential damages and costs (including, without limitation, any third-party claims, loss of rental, remediation, removal and/or abatement costs, and increase in insurance premiums) resulting from Tenant’s failure to comply in whole or in part with the terms of this Section 28.4.

28.5 Tenant’s Hazardous Materials Disclosures. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit “L” attached to this Lease, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Term Commencement Date and thirty (30) days prior to the expiration of this Lease (each such date is hereinafter referred to as a “Disclosure Date”), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12)-month period prior to each Disclosure Date, and which Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord’s option, Tenant’s disclosure obligations hereunder shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be modified by Landlord from time to time.

28.6 Landlord Hazardous Materials Representation. Landlord hereby represents and warrants to the best of Landlord’s knowledge that, as of the Reference Date, Landlord has received no notice from any governmental agency that the Project or any part thereof is in violation of any Laws governing the use, generation, or disposal of Hazardous Materials. The “best of Landlord’s knowledge” shall mean the actual current knowledge of Carl W. Robertson, Jr. and Hope I. Warschaw, managers of the co-managing directors of Landlord, without undertaking or the duty to undertake any independent investigation or inquiry and without imposing any individual liability on either of them.

29. SECURITY MEASURES. Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service, security systems or other security measures for the benefit of Tenant, the Premises or the Project. As material consideration to Landlord under this Lease, Tenant hereby assumes all responsibility for the protection of Tenant, its employees, agents, licensees and invitees (collectively, “Tenant’s Personnel”) and the property (including inventory) of Tenant and Tenant’s Personnel from the actions (including the criminal actions) of third parties. Landlord may elect, but shall have no obligation, to provide security services to the Premises and/or Project, in which event the cost thereof shall be included within the definition of Common Area Charges as set forth in Section 4 above.

30. MISCELLANEOUS PROVISIONS.

30.1 Time of Essence. Time is of the essence of each provision of this Lease.

30.2 Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18, above.

30.3 Landlord’s Consent. Any consent required by Landlord or Tenant under this Lease must be granted in writing and, except where a different standard is expressly provided in this Lease, shall not be unreasonably withheld.

30.4 Attorneys’ Fees and Other Charges. If Landlord becomes a party to any litigation or arbitration arising out of or in connection with this Lease or Tenant’s occupancy or use of the Premises, the Building or the Project, by reason of any act or omission by, through, or on behalf of Tenant, Tenant’s agents, employees, business invitees, or licensees, Tenant shall be liable to Landlord for all costs reasonably incurred by Landlord in the litigation or arbitration, including, without limitation, reasonable attorneys’ fees and court costs, whether or not such litigation or arbitration leads to final judgment. If either party commences an action or proceeding against the other party to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The reasonable attorneys’ fee award shall not be computed in accordance with any court lee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Subject to the foregoing, Tenant shall reimburse Landlord for attorneys’ fees, costs and expenses incurred in (i) the preparation and service of notices of Default and consultations in connection therewith, and (ii) the preparation and service of eviction notices and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default, resulting breach, notice of Default, or eviction notice. Additionally, Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, attorneys’ fees and costs) which are incurred by Landlord in connection with any action by Landlord for (i) relief from any automatic stay arising under the Bankruptcy Code Section 362(a) (11 U.S.C. Section 362(a)), or any successor statute; (ii) payment of rent after the bankruptcy petition is filed; and (iii) return of the Premises post petition in the condition required by the Lease. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. In addition to any other sums payable hereunder, Tenant shall pay all fees and charges to Landlord incurred in connection with the preparation of any demand for delinquent rent.

30.5 Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Project the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

30.6 Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time and any Riders attached to this Lease. All previous representations, preliminary negotiations and agreements of whatsoever kind with respect to the Premises, the Building or the Project, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time any authority from Landlord to make representations or promises on behalf of Landlord and Tenant expressly agrees that if any such representations or promises have been made, Tenant hereby waives all right to rely thereon, unless they are specifically included in this lease agreement in writing. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

30.7 Estoppel Certificates. Tenant, for itself and its subtenants, hereby covenants and agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within ten (10) days after landlord provides Tenant with written notice to do so, an estoppel certificate substantially in the form attached hereto as Exhibit “J” certifying in writing (a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, and (b) that Tenant has fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease without exception or except only as set forth in such estoppel certificate, (ii) that any such estoppel certificate may be conclusively relied upon by a prospective purchaser or encumbrance of the Premises, and (iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that the Rent has not been prepaid under this Lease except as required pursuant to the provisions of Section 2 of this Lease, and (C) that Landlord has as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception. At Landlord’s option, the failure to deliver such statement within such time shall be a Default by Tenant subject to the notice and cure period provided for under Section 19(iii), above.

30.8 Financing. In the event any of Landlord’s Lenders require, as a condition to financing, modifications to this Lease which do not materially increase any of Tenant’s obligations (when viewed cumulatively) or materially diminish Tenant’s rights hereunder, Landlord shall submit to Tenant such written amendment with the required modifications. If Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, Landlord shall have the right (i) to treat such failure to execute and return the amendment as a Default subject to the expiration of the notice and cure period under Section 19(iii), above, and/or (ii) to act as Tenant’s attorney-in-fact (and Tenant hereby so irrevocably appoints Landlord) with full power and authority to execute and deliver such amendment for and in the name of Tenant.

30.9 Financial Statements. When reasonably requested by Landlord, Tenant shall, upon ten (10) days’ notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement(s) shall be safeguarded and held confidentially by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant’s failure to comply with its obligations under this Section 30.9 shall constitute a Default subject to the expiration of the notice and cure period under Section 19(iii), above.

30.10 Recording. Tenant shall not under any circumstances record this Lease or any memorandum thereof.

30.11 Waiver of Trial by Jury and Filing of Lis Pendens. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IF THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE

HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING AND EXECUTING SUCH JUDGMENT. AS FURTHER MATERIAL CONSIDERATION TO LANDLORD ENTERING INTO THIS LEASE WITH TENANT, TENANT HEREBY WAIVES ALL RIGHTS TO RECORD A LIS PENDENS AGAINST THE PREMISES OR ANY PART THEREOF UNDER SECTIONS 405 ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY OTHER PROVISION OF LAW, IF A DISPUTE ARISES CONCERNING THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

30.12 Tenant as Corporation, Limited Liability Company, or Partnership. If Tenant is a corporation, (a) Tenant represents and warrants (1) that each individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the governing documents of Tenant, and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms, and (b) Tenant shall, concurrently with the execution and delivery of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease and designating the authorized signatories. If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of Tenant’s partnership agreement or operating agreement, as the case may be, or has received such authorization pursuant to the terms of such partnership agreement or operating agreement, as the case may be, and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. In addition to the foregoing, if Tenant is a partnership, i) each general partner shall be jointly and severally liable for keeping, observing and performing all of the provisions of this Lease to be kept, observed or performed by Tenant, and

ii) the term “Tenant” shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, shall be binding upon Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is “Tenant” under this Lease shall be deemed to be an assignment, jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals.

30.13 Addendum and Exhibits. The Addendum to Warland Business Park Lease and all Exhibits are attached hereto and made a part of this Lease and incorporated herein by reference.

30.14 Guaranty. Intentionally omitted.

30.15 No Offer. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

30.16 Accessibility Disclosure; Civil Code Section 1938. In accordance with California Civil Code Section 1938, Landlord hereby discloses to Tenant that neither the Building nor the Premises has undergone inspection by a certified access specialist.

“LANDLORD”		“TENANT”

WARLAND INVESTMENTS COMPANY,		IRHYTHM TECHNOLOGIES, INC.,
a California limited partnership		a Delaware corporation

By:	Robertson Management Company, LLC,	By:	/s/ Matthew C. Garrett
	a California limited liability company,		Name:	Matthew C. Garrett
	Co-Managing Director		Title:	CFO

By:	/s/ Carl W. Robertson, Jr.
	Carl W. Robertson, Jr., Manager	By:
Name:
By:	Law Warschaw Management LLC,		Title:
a California limited liability company,
Co-Managing Director

By:	/s/ Hope I. Warschaw
Hope I. Warschaw, Manager

ADDENDUM TO WARLAND BUSINESS PARK LEASE DATED APRIL20, 2015

BETWEEN WARLAND INVESTMENTS COMPANY

AND iRHYTHM TECHNOLOGIES, INC.

This Addendum to Warland Business Park Lease (“Addendum”) is attached to and made a part of that certain Warland Business Park Lease, dated April 20, 2015 between Warland Investments Company, as Landlord, and iRhythm Technologies, Inc., as Tenant (the “Lease”). Except as otherwise expressly defined below, all initially capitalized terms in this Addendum shall have the same meanings as given to them in the Lease. To the extent of any inconsistency between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.

31. PREMISES DELIVERY WARRANTY. As of the Term Commencement Date only, Landlord warrants that the existing plumbing, electrical and mechanical operating systems servicing the Premises and the Building roof shall be in good working condition (the “Premises Delivery Warranty”). If Landlord does not receive reasonably detailed written notice of any breach of the Premises Delivery Warranty (a “Remedy Notice”) within thirty (30) days after the Term Commencement Date, then the Premises Delivery Warranty and all of Landlord’s obligations thereunder shall automatically expire. Time is of the essence. To the extent Landlord does receive a Remedy Notice within the forgoing thirty (30) day period, then Landlord shall, at Landlord’s sole cost and expense, promptly remedy such breach of the Premises Delivery Warranty. Notwithstanding the foregoing, the Premises Delivery Warranty shall not apply to any damage or operational failure to the extent any such damage or operational failure results from the acts or omissions of Tenant, its agents, contractors, subcontractors, employees, agents and/or licensees. In the event Tenant fails to timely provide a Remedy Notice in connection with a breach of the Premises Delivery Warranty pursuant to this Section 31, Landlord shall have no obligation to cure, correct or repair the Premises condition giving rise to such breach.

32. OPTION TO EXTEND. Landlord grants to Tenant an option (the “Option”) to extend the Term for five (5) additional years (the “Extension”) on the same terms and conditions as set forth in this Lease, except that the Base Monthly Rent shall be adjusted on the first day of the Extension (the “Adjustment Date”) to the “fair rental value” of the Premises on the Adjustment Date as follows:

32.1 At least one hundred eighty (180) days before the Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least one hundred (100) days before the Adjustment Date, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days before the Adjustment Date, If Landlord and Tenant are unable to agree upon a single appraiser within this time period, then Landlord and Tenant shall each appoint one (1) appraiser not later than sixty-five (65) days before the Adjustment Date. Within ten (10) days thereafter, the two (2) appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or third appraiser, if applicable. Each appraiser shall have at least ten (10) continuous years’ experience in the appraisal of Class A office buildings in Orange County, California and shall be a member of one or more professional organizations such as MAI or an equivalent.

32.2 For purposes of such appraisal, “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the Adjustment Date, as monthly rent to a ready and willing landlord of first class office business park space comparable to the Premises in Cypress if that property were exposed for lease on the open market for a reasonable period of time with a lease comparable to this Lease and with tenant improvements comparable to those in the Premises and taking into account visibility and frontage on major streets. If a single appraiser is chosen, then such appraisal shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event shall there be any rent concession or tenant improvement allowance for the Extension term. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than thirty (30) days before the Adjustment Date. If the fair rental value is not determined before the Adjustment Date, then Tenant shall continue to pay to Landlord the monthly rent in effect immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice of that amount to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly rent actually paid by Tenant to Landlord and the new monthly rent determined under this Section 32.

32.3 During the Extension term, the Base Monthly Rent shall increase every twelve (12) months by three percent (3%), calculated by multiplying the Base Monthly Rent then in effect by 1.03.

32.4 The Option shall be exercised only by written unconditional notice received by Landlord at least nine (9) months but not more than twelve (12) months before expiration of the Term. Time is of the essence in Tenant’s delivery of such notice. If Landlord does not timely receive Tenant’s written unconditional notice of the exercise of the Option, the Option under this Section 32 shall immediately lapse, and there shall be no further right to extend the Term or to the Extension. The Option shall be exercisable by Tenant on the express condition for Landlord’s benefit that Tenant shall not be in Default at the time of the exercise of the Option. If Tenant timely exercises the Option under this Section 32, “Term” shall mean, for all purposes under this Lease, the sum of (a) the Term, plus (b) the term of the Extension for which the Option has been exercised. Tenant’s election to exercise the Option shall be deemed an acceptance of the Building and the Premises in their then condition.

32.5 The Option is personal to Tenant and to any Permitted Transferee to whom this Lease is assigned. In the event of any other sublease or other Transfer of Tenant’s interest in this Lease before the permitted exercise of the Option (i.e., other than to any Permitted Transferee to whom this Lease is assigned), the Option shall not be transferred to any transferee but shall instead automatically lapse.

33. BROKERS. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder, other than CBRE, which represents Landlord, and Newmark Grubb Knight Frank, which represents Tenant (collectively, the “Brokers”), in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than the Brokers is entitled to any commission or finder’s fee in connection with said transaction claiming through it. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against any damages, judgment, claims, lawsuits, expenses, and liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any attorneys’ fees reasonably incurred with respect thereto, Under no circumstances shall the Brokers named herein or any other broker or finder be considered third party beneficiaries to this Lease. Subject to the foregoing, Landlord shall pay or cause to be paid the commissions due the Brokers per the terms and conditions of separate agreements.

EXHIBIT “A”

DEPICTION OF EXISTING CONFIGURATION OF PREMISES

Exhibit “A”

EXHIBIT “B”

DEPICTION OF PROJECT

Exhibit “B”

EXHIBIT “C”

PROJECT SIGN CRITERIA

Cypress, California

Revised 12/15/2002

The Criteria set forth on the pages attached hereto have been established for the purpose of maintaining a continuity of quality and aesthetics throughout the Warland Business Park for the mutual benefit of all tenants, and to comply with the regulations of the City of Cypress. Conformance will be strictly enforced by the Landlord.

All sign plans shall be submitted to Landlord for approval. Once approved, the sign plans shall be forwarded to the following sign company for manufacture and installation:

Graphical Dimensions
1717 S. Boyd Street
Santa Ana, California 92705
Telephone:	(714) 259-0522
Fax:	(714) 259-7769
Attention:	Mark Smylie or Jim Duffield

Any installed nonconforming or unapproved signs must be brought into conformance with the Sign Criteria at the expense of the Tenant.

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Introduction

This information is presented to explain the signage parameters for tenants at Warland Business Park, Cypress, California. The intention of this program is to allow each tenant maximum public exposure while retaining the overall visual consistency of the development. Where applicable, all color and graphics requiring approval by the owner must be submitted and approved prior to construction of the sign.

Wall Sign

Sign Construction

All tenants’ signs shall be fabricated from .090 aluminum to the dimensions shown in Exhibit 1. All welds shall be ground smooth and all exposed surfaces shall be primed and painted. There shall be no exposed fasteners.

Colors and Logos

All tenants’ signs shall consist of two painted panels, a name panel and a color or logo panel, as shown in Exhibit 1. For color specifications, see Exhibit 2. All name panels shall be painted color A with matte white vinyl copy. The color panels are as follows:

#8320	Color D	11065, 11105, 11135, 11165, 11215

#8309	Color E	11085, 11125, 11155

#8310	Color F	11075, 11095, 11145, 11205, 11235

The color panel can be used for the tenant’s company logo. The logo must be a single solid color. The logo shall be digitized in vinyl and applied to the color panel. All tenant logos must be approved by Warland Investments, Ltd. prior to fabrication.

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Typography

All typography used in the Warland Business Park shall be ITC Lubalin Graph Bold, except where noted otherwise, as shown in Exhibit 2. All type shall be used in upper and lower case form. Type size and location on signs are indicated in Exhibits 3, 4 & 5. Typography color shall always be white, 3M #3650

Sign Location

The location of each type tenant sign is indicated on Exhibits 3, 4 & 5. It is important to the overall visual image of Warland Business Park that the locations of the signs be at a consistent height on the building elevations. All tenant signs shall be laid out so the color/logo panel is toward the suite entry door. See Exhibit 6

Suite Entry

Suite entry identification shall include the suite number in 3” white vinyl and the company name in 2” maximum height white vinyl, see Exhibit 7. All typography will be centered on the glass door panel. The typeface shall be Rockwell Medium, upper case only, see Exhibit 2. Maximum copy width shall be 26”.

Rear Door Suite Number

Each suite will have a 3” Dark Grey vinyl letter applied to the man door as shown in Exhibit 7. The number shall be centered on the door. The typeface shall be Rockwell Medium, see Exhibit 2. The company name shall be 1-1/2” upper case dark grey vinyl. It shall have a 12” maximum width.

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

O.A.L. max.
1'-10"
4'-0"
(Varies)
3"min.
3"min.
1'-10"
1'-2"max
Logo
(optional)
Single Line Centered
Eq.
3"
Eq.

-or-

1'-10"
1'-2"max
3"min.
3"min.
1'-10"
1'-2"max
Logo
(optional)
Double Line of Copy
Centered in Grey Area
Eq.
3"
2"
3"
Eq.

Type B - Multi-Tenant Signage

Partial Building Elevation

Exhibit 4

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

1'-10"
9'-8"
(Varies)
1'-10"
Logo
Single Line Centered
Eq.
Eq.

-or-

1'-10"
1'-10"
Logo
Double Line of Copy
Centered in Grey Area
Eq.
6"max.
4"max.
Eq.

Type C - Optional Multi-Tenant Signage

Three Unit Occupancy Required

Single Line Centered

Partial Building Elevation

Exhibit 5

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Exhibit “C”

Tenant Sign Criteria for Warland Business Park

Cypress, California

Revised 12/15/2002

Exhibit “C”

EXHIBIT “D”

PROJECT PARKING AREA

1
2
3
4
5
6
7
8
9
10
11
12
13
KNOTT AVENUE

WARLAND BUSINESS PARK

CYPRESS, CALIFORNIA

Designworx

Exhibit “D”

EXHIBIT “E”

CONSTRUCTION AGREEMENT

Tenant and Landlord are executing simultaneously with this Construction Agreement (“Agreement”) that certain Warland Business Park Lease (the “Lease”) covering the Premises described as 11085 Knott Avenue, Suite “B”, Cypress, California. This Agreement is incorporated into and made a part of the Lease. All capitalized terms herein have the same definition as in the Lease. In consideration of the mutual covenants contained in the Lease and for other valuable consideration, Tenant and Landlord agree that the Premises shall be improved as set forth below.

1. Building Standards and Non-Standards. Tenant understands and acknowledges that this Agreement relates to both “building standard” and “non-building standard” work in the Premises. The term “building standard” work or material refers to the elements of construction and the specifications and quantities set forth on Schedule 1 to this Agreement. All other leasehold improvements in the Premises, including any materials and/or specifications selected by Tenant as alternatives to the building standard work or material, are “building non-standard” work or material. The term “Tenant Improvements” shall mean all “building standard” and “building non-standard” leasehold improvements to be constructed by Landlord within the Premises pursuant to this Agreement.

2. Plans and Specifications.

2.1 By execution of the Lease, Tenant hereby approves the Tenant Improvements depicted and/or described on the plans prepared by Designworx (the “Project Architect”) and attached hereto as Schedule 2 to this Agreement (the “Plans”). Tenant represents that the Tenant Improvements as described on the Plans fully and accurately represent Tenant’s requirements for the construction of the Tenant Improvements.

2.2 If the Tenant Improvements include any floor covering other than traditional carpeting, then Landlord shall perform a moisture test at Tenant’s cost. Tenant shall pay to Landlord the cost for performing such test upon demand as a condition to commencement of construction of the Tenant Improvements. Notwithstanding anything to the contrary, Tenant may not waive any moisture barrier requirement or recommendation without Landlord’s approval, which may be withheld in its sole and absolute discretion.

3. Completion of the Tenant Improvements. Following execution of the Lease, receipt of any additional funds as may be required pursuant to Paragraph 2.2 above, and issuance of all required permits and licenses, Landlord shall proceed with due diligence to construct the Tenant Improvements in a good workmanlike manner, in accordance with the Plans and all Laws. Landlord shall use its reasonable efforts to achieve Substantial Completion (as defined below) in a timely manner following mutual execution of the Lease. However, subject only to Section 7 below, Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord’s control, including, without limitation, strikes, non-availability of materials or labor through ordinary sources, rain, fire, flood or any other inclement weather conditions, delays in governmental or quasi-governmental approvals, or Tenant Delays (as defined below).

Exhibit “E”

4. Tenant Delay. If Substantial Completion (as defined in Paragraph 6 below) is delayed by reason of any Tenant Delays (as defined in Section 3 of the Lease), the Substantial Completion date shall be the date Substantial Completion would have occurred had the Tenant Delays not occurred.

5. Change Orders. Tenant may request any change, addition or alteration to the Plans (a “Change Order”) by delivering to Landlord a written request therefor together with complete working drawings and specifications, to the extent applicable, showing the change, addition or alteration, provided that such change, addition or alteration does not (i) involve Disapproved Design Criteria (as defined below) or (ii) individually or, together with other changes, additions or alterations, in the aggregate result in the construction of the Tenant Improvements being of lesser quality than the Tenant Improvements as described in the Plans. Landlord shall promptly, following receipt of such request, give Tenant a written description of (a) modifications or revisions required by Landlord in order to approve the Change Order, (b) the Tenant Delay because of such Change Order, and (c) an itemized binding estimate of the cost of implementing the Change Order. Within five (5) days after such description and estimate, Tenant shall deliver to Landlord written notice either granting or withholding authorization to proceed with the performance of the work shown on the requested Change Order. If no such authorization is received by Landlord within this five (5) business day period, Tenant shall be deemed to have withheld authorization to proceed with the performance of the work shown on the Change Order. The cost of the work in the amount set forth on the Change Order shall be due and payable to Landlord upon, and a condition precedent to the effectiveness of, Tenant’s written approval of the Change Order. Upon receipt of a Change Order request, Landlord shall be entitled to stop the Tenant Improvement construction if, in Landlord’s reasonable judgment, it is necessary to halt construction to accommodate the Change Order request. Such delays in construction shall be considered a Tenant Delay.

No deviations will be permitted from “building standard work” except as approved in writing by Landlord and which approval may be withheld in Landlord’s good faith discretion. Landlord shall not be required to approve any “building non-standard” work that: (i) does not conform to applicable statutes, ordinances or regulations or is disapproved by any governmental agency, (ii) requires building service beyond the level normally provided to other tenants in the Project, (iii) overloads the floors, (iv) may, as determined by Landlord in Landlord’s good faith discretion, adversely impact the structure of the Building or any of the Building systems, (v) can be seen from the exterior of the Building, (vi) increase any of Landlord’s costs (unless Tenant pays for such increase), or (vii) is, in Landlord’s sole and absolute discretion, of a nature or quality that is inconsistent with the objectives of Landlord for the Project. The categories described in preceding clauses (i) through (vii) inclusive are hereinafter collectively referred to as “Disapproved Design Criteria.”

Any dispute between Landlord and Tenant regarding or arising out of Plans or any Change Orders shall be resolved by the Project Architect, or any replacement Project Architect selected by Landlord, whose determination shall be final.

6. Substantial Completion. For purposes of this Lease, substantial completion of the Tenant Improvements (“Substantial Completion”) shall be the date on which the Project Architect certifies that the Tenant Improvements have been substantially completed in accordance with the Plans such that Tenant can reasonably occupy or otherwise utilize the Premises for the use for which it is intended (the “Tenant Improvements Certificate”) (unless issuance of such certificate is delayed because of Fixturizing or any other Tenant Delay, in which event Substantial Completion shall be determined as of the date such certificate would otherwise have been issued) and Landlord has tendered possession of the Premises to Tenant under the Lease. Tendered possession shall mean that Landlord has notified Tenant that the keys to the Premises are

Exhibit “E”

ready to be picked up; provided, however, in no event shall Landlord be required to give Tenant the keys or access to the Premises until Tenant has given Landlord written proof of insurance that meets the requirements of the Lease.

7. Delay in Substantial Completion. If Substantial Completion does not occur within four (4) weeks following the mutual execution and delivery of this Lease plus one (1) day for each day of Force Majeure Delays (as defined in Lease Section 16.1) and/or any Tenant Delays (as defined in Lease Section 3) (the “Target Completion Date”), then as of the date of Substantial Completion, Tenant shall receive a credit of Base Monthly Rent in an amount equal to one half (1/2) of the per diem Base Monthly Rent from the Target Completion Date until the date of Substantial Completion. The foregoing shall be Tenant’s sole and exclusive remedy for any delay in Substantial Completion caused by Landlord.

8. Early Occupancy. At such time as Contractor has determined that the Premises are at a stage of construction to safely permit Tenant’s contractors to enter the Premises for purposes of installing cabling and fixtures (collectively, “Fixturizing”) without interrupting construction or delaying the scheduled date for Substantial Completion, Tenant shall have the right to commence Fixturizing, provided (i) such early entry shall in any event not be earlier than the thirtieth (30) day before the scheduled date of Substantial Completion, (ii) before any such early entry, Landlord shall have received certificates of insurance from all such contractors in compliance with Lease Exhibit H, and (iii) Tenant shall indemnify Landlord for any and all third party Claims arising from or in connection with such early entry.

9. Punch List Procedure. Within fifteen (15) business days after receipt of the Tenant Improvements Certificate, Tenant shall provide to Landlord a written punch list (the “Punch List”) setting forth any additional corrective work with respect to the Tenant Improvements which Tenant reasonably believes is required to be performed pursuant to the Plans. If no such punch list is provided by Tenant within this fifteen (15) business day period, Tenant shall be deemed to have accepted the Premises in its entirety, and Landlord shall have no further obligation with respect to completion of the Tenant Improvements. Landlord shall use all reasonable efforts to complete all of the items on the Punch List within fifteen (15) business days after receipt of the Punch List from Tenant.

Exhibit “E”

SCHEDULE 1

WARLAND BUSINESS PARK

TENANT IMPROVEMENT STANDARDS AND SPECIFICATIONS

I.	Partitions

A.	Type A - Office Partitions:

1.	3-5/8” - 25 gauge metal studs at 24” on center.

2.	5/8” Drywall one (1) layer each side of studs.

3.	Full height from floor through ceiling.

4.	Drywall taped smooth to receive paint or wallcovering.

5.	“L” metal twin at termination of partition at window mullions.

6.	R 11 fiberglass bait insulation continuous in wall cavity,

B.	Type B - Floor to structure partition:

1.	6” - 25 gauge metal studs at 16” on center.

2.	5/8” “Type X” drywall - one (1) layer each side of studs.

3.	Height from floor to structure above.

4.	Drywall taped smooth to receive paint or wallcovering.

5.	Fiberglass bat insulation in wall cavity.

II.	Ceilings

A.	Acoustical Ceilings:

1.	Chicago metallic 850 series grid, or equal, intermediate duty, color - white.

2.	Armstrong Second Look II No. 2767A, 24” x 48” x 5/8” lay in tile, color white.

3.	Ceiling height 9’0” A.F.F.

B.	Drywall Ceiling:

1.	Metal stud and suspension system to meet code.

2.	5/8” drywall one side only.

3.	Taped smooth to receive paint or wallcovering.

III.	Doors and Hardware

A.	Interior Door Assembly; Non-Rated:

1.	1 3/4” x 3’0” x 7’0” solid core, stain grade birch set in timely frames. (color for timely frame shall be brownstone)

2.	Butts McKinney two (2) pair TA 2714 4 1/2” x 4 613 finish or equal.

3.	Latchset Schlage DIOS Levon 613 finish or equal.

4.	Doorstop Wall, BBW WC12T 613 finish or equal.

B.	Lockset:

1.	Schlage, D53PD Lev, 613 finish/E-Keyway.

2.	Schlage, D40S Levon, 613 finish (privacy set for restroom doors).

Exhibit “E”

IV.	Electrical

A.	2’ x 4’ fluorescent light fixture:

1.	Three (3) lamp 2’ x 4’ lay in type fixture with T-8 lamps & electronic ballasts. 2GT-332-812-Voltage-GEB-LST.

2.	1 1/2 x 1 1/2 parabolic lens.

3.	Warm white fluorescent lamps.

4.	Earthquake clips and wires.

5.	Wiring to J Box.

6.	J Box and home run to distribution panel.

B.	Light Switch Assembly:

1.	Leviton Series 1451 I, Ivory color, or equal.

2.	Switches paired in double gang box to meet Title 24 requirements.

3.	Switch height at 48” A.F.F. to center line of switch.

C.	Electric Duplex Wall Outlet:

1.	Leviton Series 5320 I, Ivory color, or equal.

2.	No more than seven (7) outlets per circuit, 120 Volt, 15 Amps.

3.	Mounted vertically at 15” A.F,F. to center line of outlet.

4.	Home run to distribution panel.

5.	Minimum 3 per STD. office.

D.	Wall telephone; jack:

1.	Single gang outlet box in wall, mounted vertically at 12” A.F.F. to center of box.

2.	3/4” conduit stubbed into attic space.

3.	Cover plate by others.

E.	Incandescent downlight:

1.	Halo H 7T 410, recessed light with a black coil baffle and white trim.

2.	150 Watt incandescent bulb.

F.	8’ strip fluorescent light fixture (warehouse):

1.	Lithonia, tc-232-voltage-GEB, or equal.

2.	Two (2) 8’ Miser cool white watt lamps, 32WATT-T-8-3500K

3.	Chain hung tight to structure above.

4.	Conduit and wiring.

V.	Fire Sprinklers

1.	Semi-recessed, color — white

2.	Drops from plugged T’s to ceiling height

3.	Smoke detectors & monitoring if required.

VI.	H.V.A.C.

A.	Interior Zone:

1.	Furnish and install low pressure distribution ductwork & insulation meeting 1991 UMC requirements.

Exhibit “E”

2.	Furnish and install supply diffusers and return air grilles. Krueger 1200P series or equal.

3.	Furnish and install volume control dampers at each branch and duct to diffusers & grilles.

4.	Furnish & install programmable thermostats, Honey Well T-7300 series with sub-base suitable for heat pump operation.

5.	Furnish & install Payne 548C series roof-top packaged heat pumps or equal by carrier, complete 1” filters & factory fresh air intake with backdraft dumpers.

6.	Where existing equipment platforms are available, use side discharge units and provide curbed room penetrations for lined ducts through the room. Where no existing platforms are available for new units to be added, use down shot units mounted on factory roof curbs.

7.	All new A/C units, 5 tons and over are to be installed on 1” deflection spring isolators, or isolation rails if down shot (isolators shall have integral seismic restraints).

8.	Duct smoke detectors to be provided in supply & return ducts of units 5 tons and over.

9.	All roof penetrations shall be framed and sealed per Warland guidelines. 18” min. strip of modified bitumen shall be installed around all openings.

B.	Package Unit Heat Pump:

1.	Furnish and install 2 ton roof mounted unit. (Payne model 542G or equal) secure units to equipment platforms.

2.	Furnish and install plenum and distribution ductwork.

3.	Furnish and install supply diffusers and return air grilles.

VII.	Carpet and Flooring Base

A.	Carpet — See Property Management for the latest loop and pile selections.

B.	4” carpet base with dark bronze metal trim.

VIII.	Other Flooring and Flooring Base

A.	Vinyl Composition Tile (VCT) — Armstrong Sheet Flooring, Suffield or Seagate. (Colors to be approved by Landlord).

B.	4” self covered base — Burke

IX.	Painting

A.	Walls:

1.	Two coats to cover. Flat interior latex paint.

2.	Two coats to cover. Semi-gloss enamel in restrooms.

Exhibit “E”

B.	Doors:

1.	One coat of Watco oil stain with sealer

X.	Toilet Room Finishes

A.	Floor: 2” x 2” unglazed porcelain mosaic tile with ceramic tile base. Dal Keystone Tile (Color DK 325).

B.	Wainscot: 2” x 2” glazed porcelain mosaic tile 4 feet high Dal Tile (Base Color D135 Pat

C.	D or D1427 Pat D, Accent Color to be approved by Landlord)

D.	Toilet exhaust fan and ducting.

E.	Duplex receptacle.

F.	Recessed strip light.

G.	Water resistant gypsum board ceiling and walls.

XI.	Toilet Room Fixtures

A.	Water closet — Floor mounted, Madera flush valve; American Standard 2234.015 or equal.

B.	Handicap water closet — floor mounted, Cadet aquameter flush valve; American Standard 3043.102

C.	Lavatories — American Standard Ovalyn 0470.13 or equal. Set in plastic laminate counter with splash.

D.	Toilet room accessories shall be all fully recessed; Bobrick or equal.

1.	Grab bars	B-5507
2.	Soap Dispenser	B-8221
3.	Toilet tissue dispenser	B-6857
4.	Toilet seat cover dispenser	B-221
5.	Combination paper towel & Waste receptacle	B-3944

E.	Mirror glass 1/4” thick with stainless steel framing, B-290 Series.

Exhibit “E”

SCHEDULE 2

PLANS

Exhibit “E”

Exhibit “E”

EXHIBIT “F”

PROJECT RULES AND REGULATIONS

Tenant agrees to comply will all of the rules and regulations set forth below, and with any reasonable amendments or additions thereto as Landlord may deem necessary from time to time.

(1) Any and all loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord.

(2) All truck deliveries shall be accomplished expeditiously. During delivery, all diesel engines on large trucks with semi-tractor trailers shall be shut off, to ameliorate noise and air pollution.

(3) Overnight parking of any trucking equipment or any other vehicle is specifically prohibited.

(4) Any and all garbage, trash and refuse shall be kept in the type of container specified by Landlord, and shall be placed in the designated trash enclosures for collection. Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Project.

(5) No aerials or antennas shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance the written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion.

(6) No Tenant shall make or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of its building or other buildings in the Project by the use of any musical instrument, radio, CD players, phonograph, unusual noise, or in any other way. No loudspeakers, televisions, CD players, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord. Tenant shall conduct its business in a quiet and orderly manner so as not to create unreasonable or unrelated noise.

(7) No Tenant, nor any agent, employee or customer of any Tenant, shall use, sell or solicit any illegal drugs in, on or about the Premises, the Building or the Project.

(8) Tenant shall not solicit business within the Common Area by circulars or otherwise or take any action which would interfere with the rights of other persons to use the Common Area without the written consent of Landlord,

(9) Tenant shall not place or permit any obstruction in the Common Areas immediately adjoining the Premises without the written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Tenant shall not display or sell merchandise, or allow carts, portable signs, signed vehicles, devices or other objects to be stored or to remain outside of the Premises without the written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Tenant shall not obstruct the sidewalks, entrances, passages, corridors or halls, nor use same for any purpose other than ingress and egress,

Exhibit “F”

(10) Tenant and Tenant’s employees shall be required to park their vehicles in an area designated in the Lease for such parking.

(11) Tenant shall not cause or permit the existence of any obnoxious or foul odors that disturb the public or other Tenants, Should such odors be evident, Tenant shall be required to take immediate steps to remedy same at Tenant’s expense.

(12) Under no circumstances shall any smoking be permitted in the Premises or within 20 feet of any door or any operable window. Any smoking by Tenant’s employees, agents, contractors, licensees or business invitees shall be outside the Premises using Landlord’s standard ash/trash receptacles, which shall be purchased and maintained by Tenant.

(13) Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including, but not limited to, radiology equipment, libraries, safes, large files, etc., that are to be placed in the Premises, and only those which in the reasonable opinion of Landlord will not do damage to the floors, structure and/or elevators may be moved into said Premises. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Premises or the existence of same in said Premises shall be paid for by Tenant.

(14) Tenant shall have no rights to enter upon or utilize the roof of the Premises.

(15) Except for approved alterations pursuant to the Construction Agreement or to maintain and repair Tenant’s cabling, Tenant shall have no right to utilize the Premises ceiling plenum.

(16) The telephone mainline shall be run inside the common sleeve to the telephone service board in the electrical room servicing the Premises. This shall be done in cooperation with the other Tenants of the Project and shall have the prior approval from the Landlord.

(17) Tenant is solely responsible for the installation of its own security system. In accordance with the Lease terms, Landlord shall approve, in Landlord’s sole and absolute discretion, the placement of alarms, and related electrical.

(18) Tenant acknowledges that the Project is on a master-key system. In the event Tenant desires to have the locks in the Premises changed, Tenant shall notify Landlord and shall employ a locksmith authorized by Landlord to install locks that are compatible with the master-key system. In the event Tenant changes its locks and fails to notify Landlord, Tenant shall be required to put its locks on the master-key system, at Tenant’s sole cost and expense.

(19) The plumbing facilities shall be used only for the purpose for which they were constructed. No foreign substance shall be deposited in any toilet or sink, and the cost of repair from any breakage, stoppage or damage resulting therefrom shall be borne by Tenant. Any replacement of toilet fixtures shall be per the same specifications as those installed in the Premises at the time of original construction.

(20) Tenant shall not overload the electrical circuit breaker panel. Any additional circuits added by Tenant must have prior approval of Landlord, which approval may be given or withheld in Landlord’s sole and absolute discretion.

Exhibit “F”

(21) When cleaning the glass windows and/or aluminum framing, Tenant must use only mild soap and water and apply with a sponge. NO abrasive materials shall be used, as this will cause the silver coating on the inside of the windows to disintegrate. Ammonia must not be used to clean the windows, as it will cause the aluminum window frames to deteriorate.

(22) If Tenant removes any door hardware and substitutes a different hardware, it shall be of equal standard to the hardware installed in the Premises at the time Tenant took possession.

(23) Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted without the prior written consent of the Landlord and as the Landlord may direct.

(24) Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(25) Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent same.

(26) Tenant shall comply with the provisions of any governmental rule, regulation or ordinance regarding participation in traffic management and/or vehicular trip reduction programs, as mandated by the City of Cypress, County, State, or any other governmental agency,

(27) Except for occasional visitors, Tenant shall not permit children within the Premises.

(28) Landlord reserves the right to amend these Rules and Regulations and to make such other and further reasonable Rules and Regulations as, in its judgment, may from time to time be needed and desirable, and which do not materially diminish Tenant’s rights under this Lease.

Exhibit “F”

EXHIBIT “G”

TENANT INSURANCE REQUIREMENTS

Tenant shall procure and maintain at all times, at Tenant’s own expense, during the term of this Lease, the insurance coverages and requirements specified below, insuring all operations related to the Lease.

The kinds and amounts of insurance are as follows:

a)	Workers’ Compensation and Employers Liability Insurance.

Workers’ Compensation and Employers Liability Insurance in accordance with the Laws of the State of California, or any other applicable jurisdiction, covering all employees and Employers’ Liability coverage with limits of not less than One Million Dollars ($1,000,000) each accident or illness including a Waiver of Subrogation in favor of the Landlord.

b)	Commercial Liability Insurance (Primary and Umbrella).

Commercial General Liability insurance or equivalent, with limits of not less than Five Million Dollars ($5,000,000) per occurrence, for Bodily Injury, personal injury and Property Damage Liability. Coverage extensions shall include the following: all premises and operations, including the Building, all common areas, defense, cross liability or severability of interest, blanket contractual liability, Fire Legal Liability, Amendment of the Pollution exclusion to include Hostile Fire, Waiver of Subrogation in favor of landlord, an “additional insured-Manager or Lessors of Premises” endorsement (ISO CG 20 11). Coverage shall be on a primary and non-contributory basis, arising directly or indirectly with the lease.

c)	Commercial Automobile Insurance (Primary and Umbrella).

When any motor vehicles (non-owned and hired) are used in connection with work to be performed, the Tenant shall provide Commercial Automobile Insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence, for bodily injury and property damage. Coverage extensions shall include a Waiver of Subrogation in favor of the landlord.

d)	All Risk Property Insurance.

All risk property insurance coverage shall be maintained by the Tenant for full replacement value to protect against loss, damage to or destruction of all personal property including Tenant’s betterments and alterations in or about the Premises: All risk policy form to include the following: Sprinkler Leakage and Earthquake Sprinkler Leakage, Plate Glass, rental income in an amount not less than the base rent and estimated additional rent for common area charges payable for each Lease Year. Landlord shall be designed as a loss payee under such all risk property insurance coverage as to the betterments and alterations. Landlord shall have no obligation to insure Tenant’s personal property or any betterments and alterations during the Term.

Tenant shall additionally comply, at Tenant’s sole cost and expense, with any and all insurance requirements now or in the future required by any Lender.

Exhibit “G”

EXHIBIT “H”

INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS

Owner Name:	Warland Investments Company

Certificate Holder:	Warland Investments Company

Certificate should be sent to:	11155 Knott Avenue, Suite J

Cypress, California 90630
(714) 895-5908 Phone (714) 898-3453 Fax

1.	Insurance Carrier: All policies shall be maintained with insurance companies holding a General Policyholders Best’s Rating of “A-” or better and a Financial Rating of “XI” or better.

2.	General Liability Insurance:

A.	Commercial General Liability Insurance with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence (combined primary and excess-umbrella) for bodily injury and property damage with waiver of subrogation; and

B.	Comprehensive Automobile Liability Insurance (covering owned vehicles, leased vehicles, and all other vehicles) with a combined single limit of not less than One Million Dollars ($1,000,000) which shall include bodily injury and property damage with waiver of subrogation.

3.	Workers’ Compensation and Employers Liability: Statutory Workers Compensation Insurance in accordance with law with a Waiver of Subrogation, and Employer’s Liability Insurance with a maximum coverage of One Million Dollars ($1,000,000);

4.	Landlord and Manager are specifically named as an Additional Insured: An Additional Insured Endorsement should be attached to Certificate of Insurance listing Warland Investments Company as additional insured.

Each of the policies of insurance required to be carried pursuant to the terms of this Exhibit shall contain:

(i)	if at any time available from the insurer, a clause requiring written notice to be delivered to Manager by the insurer not less than thirty (30) days prior to any cancellation of such policy of insurance, in whole or in part, or a reduction as to coverage or amount thereunder,

(ii)	the condition that such insurance is primary and any liability insurance maintained by Manager or any other additional insured is excess and non-contributory, and

(iii)	Severability of Interest and Separation of Insured clauses.

Exhibit “G”

EXHIBIT “I”

FORM OF COMMENCEMENT DATE MEMORANDUM

To:	Date: , 2015

Re:	Warland Business Park Lease dated April 20, 2015 (the “Lease”), between Warland Investments Company, a California limited partnership (“Landlord”), and iRhythm Technologies, Inc., a Delaware corporation (“Tenant”), concerning Suite “B” at 11085 Knott Avenue, Cypress, California (the “Premises”).

In accordance with Sections 1.9 and 3 of the Lease, we wish to confirm as follows:

1. Tenant has accepted possession of the Premises.

2. The Term commenced on             , 20     and will end on             , 20    .

3. In accordance with the Lease, Base Monthly Rent is                      Dollars ($            ) and commenced to accrue on             , 20    .

4. Rent is due and payable in advance on the first (1st) day of every month during the Term of the Lease. Your rent checks should be made payable to “Warland Investments Company” at 1299 Ocean Avenue, Suite 300, Santa Monica, California 90401.

WARLAND INVESTMENTS COMPANY,
a California limited partnership

By:	Robertson Management Company, LLC, a California limited liability company, Co-Managing Director

By:
Carl W. Robertson, Jr., Manager

By:	Law Warschaw Management LLC, a California limited liability company, Co-Managing Director

By:
Hope I. Warschaw, Manager

Acknowledged and Agreed to by Tenant:

IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:
Its:

By:
Its:

Exhibit “I”

EXHIBIT “J”

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:	WARLAND INVESTMENTS COMPANY, a California limited partnership (“Landlord”):

The undersigned, IRHYTHM TECHNOLOGIES, INC.,

a Delaware corporation

(“Tenant”), hereby certifies to                      a

                    , as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated             , 20    , between Landlord and Tenant (the “Lease”), which demises premises located at Suite         ,              Knott Avenue, Cypress, California (the “Premises”). The Lease is now in full force and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The term of the Lease commenced on             , 20    .

3. The term of the Lease shall expire on             , 20    . There are                      (    ) options to extend the Lease term for a total period of                      (    ) years, none of which has been exercised. There are no options to expand the Premises.

4. The Lease has: (Initial one)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

(    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

5. Tenant has accepted and is now in possession of the Premises.

6. Tenant acknowledges that Landlord’s interest in the Lease will be assigned to                      and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless the prior written consent of is obtained.

7. The amount of fixed monthly rent is                      Dollars ($            ).

8. The amount of security deposits (if any) is                      Dollars ($            ). No other security deposits have been made.

Exhibit “J”

9. Tenant is paying the full lease rental, which has been paid in full as of the date of this Certificate. No rent or other amount under the Lease has been paid for more than thirty (30) days in advance of its due date.

10. All work required to be performed by Landlord under the Lease and the Construction Agreement (as defined in the Lease) has been completed.

11. There are no defaults on the part of the Landlord or Tenant under the Lease.

12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that Landlord is about to sell the Property to                      or that                      is about to fund a loan to Landlord, which sale/loan Tenant understands is scheduled to close on                     , and that in either case the named party is relying upon the representations herein made in proceeding with that execution. Tenant shall take all steps reasonably necessary to keep the transaction and party described in this Certificate confidential. If there is any change in the information provided in this Certificate between now and the closing described above, Tenant shall immediately inform you of that change.

This Certificate has been duly executed and delivered by the authorized officers of the undersigned as of             , 20    .

“TENANT”		IRHYTHM TECHNOLOGIES, INC.,

a Delaware corporation

By:
Its:

By:
Its:

Exhibit “J”

EXHIBIT “K”

[INTENTIONALLY OMITTED]

Exhibit “K”

EXHIBIT “L”

FORM OF ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use of materials on the Premises. Prospective tenants should answer the questions in light of their proposed operations on the Premises. Existing tenants should answer the questions as they relate to on-going operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach additional information to this form. For purposes of this form, “hazardous materials” shall also include Hazardous Material (as defined in Section 27.3 or the Lease). The undersigned certifies to Landlord that the following is true and correct.

This form is attached to all leases with Landlord. Your cooperation in this matter is appreciated. When completed, the form should be mailed to:

Warland Investments Company

1299 Ocean Avenue, Suite 300

Santa Monica, California 90401

If you have any questions, please contact                      at (    )              for assistance.

1. GENERAL INFORMATION

Name of Responding Company:

Check all that apply:	Prospective Tenant	( )
	Existing Tenant	( )

Mailing Address:

Contact Person & Title:

Telephone Number: ( )

Address of Leased Premises:

Length of Lease:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2. ABOVE GROUND STORAGE OF HAZARDOUS MATERIALS FOR PURPOSES OF THIS QUESTIONNAIRE, THE TERM HAZARDOUS MATERIAL MEANS ANY RAW MATERIAL, PRODUCT OR AGENT CONSIDERED HAZARDOUS UNDER ANY STATE OR FEDERAL LAW. THE TERM DOES NOT INCLUDE WASTES WHICH ARE INTENDED TO BE DISCARDED. HAZARDOUS WASTES ARE ADDRESSED IN SECTION 4. BELOW.

Exhibit “L”

2.1 Will any hazardous materials be used or stored on site?

Chemical Products	Yes ( )	No ( )
Radioactive Materials	Yes ( )	No ( )
Petroleum Products	Yes ( )	No ( )

2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials Quantity	Location and Method of Storage	Disposal

3. UNDERGROUND STORAGE OF HAZARDOUS MATERIALS

3.1 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes (    ) No (    )

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.2 Are any below grade clarifiers, separators or sumps proposed for installation or currently existing on the premises? Yes (    ) No (    )

If yes, describe the purpose, the size and construction of the containment.

4. GENERATION AND STORAGE OF HAZARDOUS WASTE FOR PURPOSES OF THIS QUESTIONNAIRE, THE TERM “HAZARDOUS WASTE” MEANS ANY WASTE (INCLUDING CHEMICAL, PETROLEUM OR RADIOACTIVE WASTE) CONSIDERED HAZARDOUS UNDER ANY STATE OR FEDERAL LAW, AND WHICH IS INTENDED TO BE DISCARDED.

4.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials Quantity	Location and Method of Storage	Disposal

Exhibit “L”

4.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials Quantity	Location and Method of Storage	Disposal

4.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise?

Yes (    ) No (    )

If yes, please describe any existing or proposed treatment methods.

4.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

5. SPILLS (EXISTING TENANTS)

5.1 During the past year have any spills or releases of hazardous materials occurred on the premises? Yes (    ) No (    )

If so, please describe the spill and attach the results of any testing conducted tb determine the extent of such spills.

5.2 Were any agencies notified in connection with such spills? Yes (    ) No (    )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

5.3 Were any clean-up actions undertaken in connection with the spills?

Yes (    ) No (    )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

Exhibit “L”

6. INDUSTRIAL WASTEWATER TREATMENT/DISCHARGE

6.1 Does your operation generate an industrial wastewater discharge? Yes (    ) No (    ). If so describe the generation process and hazardous content of the discharge.

6.2 Is your industrial wastewater treated before discharge? Yes (    ) No (    )

If yes, describe the type of treatment conducted.

6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

7. AIR DISCHARGES

7.1 Do you have any air filtration systems, vents or stacks that discharge into the air?

Yes (    ) No (    )

If yes, please describe.

7.2 Do you operate any equipment that requires an air emissions permit?

Yes (    ) No (    )

7.3 Attach copies of any air discharge permits pertaining to these operations.

8. HAZARDOUS MATERIALS DISCLOSURES

8.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes (    ) No (    )

8.2 Has your company prepared a Hazardous Materials Disclosure — Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes (    ) No (    )

If so, attach a copy.

8.3 Are any of the chemicals used in your operations regulated under Proposition 65?

If so, describe the procedures followed to comply with these requirements.

8.4 Is your company subject to OSHA Hazard Communication Standard Requirements?

Yes (    ) No (    )

Exhibit “L”

If so, describe the procedures followed to comply with these requirements.

9. ANIMAL TESTING

9.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes (    ) No (    )

If so, describe the activity.

9.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes (    ) No (    )

If so, describe the activity.

10. ENFORCEMENT ACTIONS, COMPLAINTS

10.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent orders/decrees regarding environmental compliance or health and safety? Yes (    ) No (    )

If so, describe the actions and any continuing obligations imposed as a result of these actions.

10.2 Has your company ever received any requests for information, notice or demand letters, or other inquiries regarding any environmental or health and safety concerns?

Yes (    ) No (    )

10.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns? Yes (    ) No (    )

10.4 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes (    ) No (    )

10.5 Have there been any problems or complaints from neighbors at the company’s current facility. If so, describe and identify the complaining party.

11. BIOHAZARDOUS MATERIALS

11.1 Is or will the premises be used as a laboratory of any kind?             . If so, provide the following information:

•	Identify the BioSafety Level and function of each laboratory.

Exhibit “L”

•	Describe the size of each laboratory and the proposed method of construction, i.e., manufactured containment or constructed in place.

•	Describe how biohazardous agents will be used i.e., diagnostic, R&D etc.

•	Describe the level of professional evaluation conducted relative to the design, security, and health and safety risk associated with each laboratory.

•	Describe the measures that will be employed in each laboratory to ensure containment of materials within the building and to avoid contamination of the building itself.

•	Identify which government and regulatory agencies will be involved in the planning, permitting and oversight of laboratory operations.

11.2 List any biohazardous or infectious materials that may be used or store on the premises, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials Quantity	Location and Method of Storage	Disposal

11.3 List any biohazardous or infectious waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials Quantity	Location and Method of Storage	Disposal

Exhibit “L”

11.4 Describe the method(s) of disposal (including recycling) for each waste type. Indicate where and how often disposal will take place.

Hazardous Materials Quantity	Location and Method of Storage	Disposal

11.5 Is any treatment or processing of biohazardous or infectious waste currently conducted or proposed to be conducted on the premise? Yes (    ) No (    )

If yes, please describe any existing or proposed treatment methods.

11.6 Attach copies of any biohazardous, infectious, or medical materials permits or licenses issued to your company with respect to its operations on the premises.

11.7 Has your company ever received any agency citations or been the subject of any enforcement actions relative to the use/storage of biohazardous materials? Yes (    ) No (    ) If so please describe the action and any continuing obligations imposed as a result of the actions.

11.8 Have any accidents, injuries or deaths occurred in connection with the use, handling or storage of any biohazardous materials?

BY:

NAME:

TITLE:

DATE:

Exhibit “L”

EXHIBIT “M”

PERMITTED TRANSFERS

This Exhibit is attached to and made a part of that certain Warland Business Park Lease (the “Lease”), dated             , 2015, between Warland Investments Company, a California limited partnership (“Landlord”) and IRHYTHM TECHNOLOGIES, INC, (“Tenant”) for the premises known as 11085 Knott Avenue, Suite “B”, Cypress, California (the “Premises”). Defined or initially capitalized terms used in this Exhibit shall have the same meaning as in the Lease. The provisions of this Exhibit shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

Pursuant to Section 18.7 of this Lease, Tenant may, without the prior written consent of Landlord (but with prior written notice and substantiating documents as required by Section 18.7), at any time undergo a deemed Transfer due to a change of control under Section 18.6(a) or assign this Lease or sublet the Premises to any of the following (each, a “Tenant Affiliate”):

(a) any parent, subsidiary or affiliate or related corporation or entity,

(b) any corporation resulting from a consolidation or merger of Tenant into or with any other entity where the surviving corporation assumes by laws all obligations of Tenant under this Lease as a matter of law;

(c) to a corporation or other entity which has acquired more than fifty percent (50%) of each class of outstanding voting capital stock of Tenant or substantially all of Tenant’s physical assets; or

(d) The transfer of more than fifty percent (50%) of the outstanding voting stock of Tenant through an initial public offering.

With respect to any such permitted sublease or assignment (a “Permitted Transfer”) under this Exhibit each of the following shall apply as a condition precedent to the effectiveness of such a Permitted Transfer, except that clause (v) shall, under the circumstances set forth below, constitute a condition subsequent to the effectiveness of such Permitted Transfer:

(i)	The Premises may only be used for the use permitted under this Lease;

(ii)	Except for a Permitted Transfer described in clause (b), above, the assignee or subtenant (each a “Transferee”) shall execute a written assumption of the obligations of Tenant pursuant to this Lease in form and substance reasonably satisfactory to Landlord and to any Lender, and deliver a copy of such executed assumption to Landlord and such Lender;

(iii)	Except for a Permitted Transfer described in clause (a), above, the Transferee or survivor shall have an unconsolidated, positive net worth (excluding good will) equal to the greater of (1) the net worth of Tenant as of the {Reference Date], or (2) the net worth of Tenant immediately prior to the date of such Permitted Transfer;

Exhibit “M”

(iv)	Except for a Permitted Transfer described in clause (b), above where Tenant is not the surviving entity (and, in which event, the Transferee surviving entity shall assume full direct liability hereunder), Tenant shall not be released from any of its obligations pursuant to this Lease; and

(v)	At least thirty (30) days prior to the effective date of the Permitted Transfer, Tenant shall deliver to Lender and Landlord a written notice of the Permitted Transfer identifying the Transferee, the effective date of the Permitted Transfer, the facts which bring such Permitted Transfer within the scope of this Exhibit and any changes in the address for notices and billings to Tenant pursuant to this Lease, If prior disclosure of the proposed Permitted Transfer is proscribed by applicable law, then such notice shall be provided no later than ten (10) days after the effective date of the Permitted Transfer.

As used herein, a “parent” of Tenant shall be any person or entity which owns a majority of the outstanding voting stock or profit and loss interests of Tenant, a “subsidiary” of Tenant shall be any entity as to which Tenant owns a majority of the outstanding voting stock or profit and loss interests of such entity, and an “affiliate” or related corporation or entity” of Tenant means a person or entity, corporation or otherwise, that through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant. As used herein, the word “control” means the right and power to direct or cause the direction of the management of policies of the person or entity, corporation or otherwise, through ownership or voting securities (including shareholder agreements).

Exhibit “M”